As filed with the Securities and Exchange Commission on July 28, 2005


                                                             File No. 333-125016
--------------------------------------------------------------------------------

                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                             ----------------------


                                AMENDMENT NO. 3
                                       TO
                                    FORM S-1
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933


                             ----------------------

                   CHARDAN NORTH CHINA ACQUISITION CORPORATION
             (Exact name of registrant as specified in its charter)

            Delaware                      6770                     20-2479743
 (State or other jurisdiction of  (Primary Standard Industrial  (I.R.S. Employer
 incorporation or organization)   Classification Code Number)    Identification
                                                                     Number)

                            625 Broadway, Suite 1111
                           San Diego, California 92101
                                 (858) 847-9000
       (Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)

                              --------------------

                  Dr. Richard D. Propper, Chairman of the Board
                            625 Broadway, Suite 1111
                           San Diego, California 92101
                                 (858) 847-9000
            (Name, address, including zip code, and telephone number,
                   including area code, of agent for service)

                              --------------------

                                   Copies to:


     David Alan Miller, Esq.                            Robert J. Mittman, Esq.
         Graubard Miller                                Brad L. Shiffman, Esq.
         600 Third Avenue                                 Blank Rome L.L.P.
     New York, New York 10016                           The Chrysler Building
          (212) 818-8800                                 405 Lexington Avenue
    (212) 818-8881 - Facsimile                         New York, New York 10174
                                                          (212) 885-5000
                                                      (212) 885-5001 - Facsimile

                              --------------------

      APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: As soon as practicable after the effective date of this registration statement.

      If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 check the following box. |X|

      If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. |_|

      If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. |_|

      If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. |_|

      If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. |X|

                         CALCULATION OF REGISTRATION FEE

==========================================================================================================================
                                                                 Proposed              Proposed
                                                                  Maximum              Maximum             Amount of
      Title of each Class of             Amount being       Offering Price Per    Aggregate Offering      Registration
     Security being registered            Registered            Security(1)            Price(1)               Fee
------------------------------------ ---------------------- -------------------- --------------------- -------------------
Units, each consisting of one
share of Common Stock, $.0001 par          5,750,000 Units         $6.00                  $34,500,000           $4,060.65
value, and two Warrants (2)
--------------------------------------------------------------------------------------------------------------------------

Shares of Common Stock included as
part of the Units(2)                      5,750,000 Shares        -------                 -------             -------(3)
--------------------------------------------------------------------------------------------------------------------------

Warrants included as part of the
Units(2)                               11,500,000 Warrants        -------                 -------             -------(3)
--------------------------------------------------------------------------------------------------------------------------

Shares of Common Stock underlying
the Warrants included in the             11,500,000 Shares         $5.00                  $57,500,000           $6,767.75
Units(4)
--------------------------------------------------------------------------------------------------------------------------

Representative's Unit Purchase
Option                                                   1         $ 100                         $100         -------(3)
--------------------------------------------------------------------------------------------------------------------------

Units underlying the
Representative's Unit Purchase
Option ("Underwriter's Units")(4)            250,000 Units         $7.50                   $1,875,000             $220.69
--------------------------------------------------------------------------------------------------------------------------

Shares of Common Stock included as
part of the Underwriter's Units(4)          250,000 Shares        -------                 -------             -------(3)
--------------------------------------------------------------------------------------------------------------------------

Warrants included as part of the
Representative's Units(4)                 500,000 Warrants        -------                 -------             -------(3)
--------------------------------------------------------------------------------------------------------------------------

Shares of Common Stock underlying
the Warrants included in the
Representative's Units(4)                   500,000 Shares         $6.65                   $3,325,000             $391.35
--------------------------------------------------------------------------------------------------------------------------

         Total                                                                            $97,200,100          $11,440.45(5)
==========================================================================================================================

------------------------------------

(1)  Estimated solely for the purpose of calculating the registration fee.

(2) Includes 750,000 Units and 750,000 shares of Common Stock and 1,500,000 Warrants underlying such Units which may be issued on exercise of a 45-day option granted to the Underwriters to cover over-allotments, if any.

(3)  No fee pursuant to Rule 457(g).

(4) Pursuant to Rule 416, there are also being registered such indeterminable additional securities as may be issued as a result of the anti-dilution provisions contained in the Warrants.

(5)  $9,397.17 of this fee has been previously paid.

                             ----------------------

      THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(A), MAY DETERMINE.

      THE INFORMATION IN THIS PRELIMINARY PROSPECTUS IS NOT COMPLETE AND MAY BE CHANGED. WE MAY NOT SELL THESE SECURITIES UNTIL THE REGISTRATION STATEMENT FILED WITH THE SECURITIES AND EXCHANGE COMMISSION IS EFFECTIVE. THIS PROSPECTUS IS NOT AN OFFER TO SELL THESE SECURITIES AND IS NOT SOLICITING AN OFFER TO BUY THESE SECURITIES IN ANY STATE WHERE THE OFFER OR SALE IS NOT PERMITTED.


                             PRELIMINARY PROSPECTUS
                      SUBJECT TO COMPLETION, JULY 28, 2005
PROSPECTUS
                                   $30,000,000


                   CHARDAN NORTH CHINA ACQUISITION CORPORATION


                                 5,000,000 UNITS


      Chardan North China Acquisition Corporation is a newly organized Specified Purpose Acquisition Company(TM), or SPAC(TM). A "Specified Purpose Acquisition Company" or "SPAC" is a blank check company organized for the purpose of effecting a merger, capital stock exchange, asset acquisition or other similar business combination with an operating business in a specified industry. Our objective is to acquire an operating business that has its primary operating facilities located in the People's Republic of China in any city or province north of the Yangtze River. We do not have any specific business combination under consideration and we have not (nor has anyone on our behalf), directly or indirectly, contacted any prospective target business or had any discussions, formal or otherwise, with respect to such a transaction with us.

      This is an initial public offering of our securities. Each unit consists of:

      o     one share of our common stock; and

      o     two warrants.

      Each warrant entitles the holder to purchase one share of our common stock at a price of $5.00. Each warrant will become exercisable on the later of our completion of a business combination and _______ __, 2006 [ONE YEAR FROM THE DATE OF THIS PROSPECTUS], and will expire on ________ __, 2009 [FOUR YEARS FROM THE DATE OF THIS PROSPECTUS], or earlier upon redemption.


      We have granted EarlyBirdCapital, Inc., the representative of the underwriters, a 45-day option to purchase up to 750,000 additional units solely to cover over-allotments, if any (over and above the 5,000,000 units referred to above). The over-allotment will be used only to cover the net syndicate short position resulting from the initial distribution. We have also agreed to sell to EarlyBirdCapital, for $100, as additional compensation, an option to purchase up to a total of 250,000 units at $7.50 per unit. The units issuable upon exercise of this option are identical to those offered by this prospectus, except that the warrants included in the option have an exercise price of $6.65 (133% of the exercise price of the warrants included in the units sold in the offering). The purchase option and its underlying securities have been registered under the registration statement of which this prospectus forms a part.


      There is presently no public market for our units, common stock or warrants. The units will be quoted on the OTC Bulletin Board under the symbol _______ on or promptly after the date of this prospectus. Once the securities comprising the units begin separate trading, the common stock and warrants will be quoted on the OTC Bulletin Board under the symbols ______ and _____, respectively. We cannot assure you that our securities will continue to be quoted on the OTC Bulletin Board.

      INVESTING IN OUR SECURITIES INVOLVES A HIGH DEGREE OF RISK. SEE "RISK FACTORS" BEGINNING ON PAGE 10 OF THIS PROSPECTUS FOR A DISCUSSION OF INFORMATION THAT SHOULD BE CONSIDERED IN CONNECTION WITH AN INVESTMENT IN OUR SECURITIES.

      NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR DETERMINED IF THIS PROSPECTUS IS TRUTHFUL OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.


                      Public         Underwriting discount     Proceeds, before
                  offering price      and commissions(1)        expenses, to us
                  --------------      ------------------        ---------------
Per unit........      $6.00                  $0.54                   $5.46
Total...........   $30,000,000            $2,700,000              $27,300,000

(1) Includes a non-accountable expense allowance in the amount of 1% of the gross proceeds, or $0.06 per unit ($300,000 in total) payable to EarlyBirdCapital.

      Of the net proceeds we receive from this offering, $25,835,000 ($5.167 per unit) will be deposited into a trust account at Lehman Brothers Inc. maintained by Continental Stock Transfer & Trust Company, acting as trustee.


      We are offering the units for sale on a firm-commitment basis. EarlyBirdCapital, acting as representative of the underwriters, expects to deliver our securities to investors in the offering on or about __________ ____, 2005.

                             EARLYBIRDCAPITAL, INC.

                             ___________ ____, 2005

                                TABLE OF CONTENTS
                                                                            Page
                                                                            ----

Prospectus Summary............................................................1
Summary Financial Data........................................................9
Risk Factors.................................................................10
Use of Proceeds..............................................................25
Dilution ....................................................................27
Capitalization...............................................................29
Management's Discussion and Analysis
         of Financial Condition and Results of Operations....................30
Proposed Business............................................................32
Management...................................................................44
Principal Stockholders.......................................................51
Certain Transactions.........................................................53
Description of Securities....................................................54
Underwriting.................................................................59
Legal Matters................................................................64
Experts .....................................................................65
Where You Can Find Additional Information....................................65
Index to Financial Statements...............................................F-1

                            -------------------------


      "SPECIFIED PURPOSE ACQUISITION COMPANY(TM)" AND "SPAC(TM)" ARE SERVICE MARKS OF EARLYBIRDCAPITAL, INC.

                            -------------------------

--------------------------------------------------------------------------------

                               PROSPECTUS SUMMARY


      This summary highlights certain information appearing elsewhere in this prospectus. For a more complete understanding of this offering, you should read the entire prospectus carefully, including the risk factors and the financial statements. Unless otherwise stated in this prospectus, references to "we," "us" or "our company" refer to Chardan North China Acquisition Corporation. Unless otherwise specified, references to "China" or the "PRC" refer to the People's Republic of China as well as the Hong Kong Special Administrative Region and the Macau Special Administrative Region, but do not include Taiwan. Additionally, when we use the term "public stockholders," we mean the holders of the shares of common stock which are being sold as part of the units in this offering, including any of our existing stockholders to the extent that they purchase such shares. Unless we tell you otherwise, the information in this prospectus assumes that the representative of the underwriters will not exercise its over-allotment option. Additionally, unless we tell you otherwise, the information in this prospectus has been adjusted to give retroactive effect to a stock dividend of
0.25 shares of common stock for each outstanding share of common stock on July 22, 2005.


      We are a blank check company known as a Specified Purpose Acquisition Company(TM), or SPAC(TM). We were organized under the laws of the State of Delaware on March 10, 2005. We were formed with the purpose of effecting a merger, capital stock exchange, asset acquisition or other similar business combination with an operating business that has its primary operating facilities located in the People's Republic of China in any city or province north of the Yangtze River, including but not limited to the Jiangshu and Hubei provinces and Chongging. To date, our efforts have been limited to organizational activities.

      Opportunities for market expansion have emerged for businesses with operations in China due to certain changes in the PRC's political, economic and social policies as well as certain fundamental changes affecting the PRC and its neighboring countries. We believe that China represents both a favorable environment for making acquisitions and an attractive operating environment for a target business for several reasons, including, among other things, attractive valuations for target businesses and increased government focus within China on privatizing assets, improving foreign trade and encouraging business and economic activity. Notwithstanding these facts, there are various risks of business acquisitions in China including, among others, the risk that we may be unable to enforce our rights in China, that China may revert back to former policies regarding privatization of business and that relations between China and other countries, including the United States, may deteriorate leading to reduced trade.

      We do not have any specific business combination under consideration and we have not (nor has anyone on our behalf), directly or indirectly, contacted any prospective target business or had any discussions, formal or otherwise, with respect to such a transaction with us. We have not (nor have any of our agents or affiliates) been approached by any candidates (or representative of any candidates) with respect to a possible acquisition transaction with our company. Additionally, we have not engaged or retained any agent or other representative to identify or locate any suitable acquisition candidate for us.

      While we may seek to effect business combinations with more than one target business, our initial business combination must be with a target business whose fair market value is at least equal to 80% of our net assets (all of our assets, including the funds held in the trust account, less our liabilities) at the time of such acquisition. Consequently, it is likely that we will have the ability to effect a business combination with only a single operating business. The target business that we acquire may have a fair market value substantially in excess of 80% of our net assets. In order to consummate such an acquisition, we may issue a significant amount of our debt or equity securities to the sellers of such businesses and/or seek to raise additional funds through a private offering of debt or equity securities. Since we have no specific business combination under consideration, we have not entered into any such fund raising arrangement and have no current intention of doing so.

      Simultaneously with our formation, our principals formed Chardan South China Acquisition Corporation ("Chardan China III"), formed for the purpose of effecting a merger, capital stock exchange, asset acquisition or other similar business combination with an operating business that has its primary operating facilities located in the People's Republic of China in any city or province south of the Yangtze River. It is anticipated that our initial public offering will coincide with that of Chardan China III. Because we have a different geographic focus than Chardan China III, we believe that our principals will not have any conflict of interest in determining to which entity to present a particular opportunity for a business combination.


                                       1
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

      All of our principals are also principals of Chardan China Acquisition Corp., a company formed in December 2003 for the purpose of effecting a merger, capital stock exchange, asset acquisition or other similar business combination with an operating business that has its primary operating facilities located in the People's Republic of China. Chardan China Acquisition Corp. consummated its initial public offering in March 2004 and in December 2004 entered into a definitive agreement for a business combination with State Harvest Holdings Limited, a British Virgin Islands corporation ("Origin"), and all of its stockholders. Both we and Chardan China III have agreed that, unless and until Chardan China Acquisition Corp. consummates a business combination or liquidates prior thereto, neither will execute a letter of intent, agreement in principle or definitive agreement for a business combination. If the business combination between Chardan China Acquisition Corp. and Origin fails for any reason, our principals will have a pre-existing fiduciary obligation to Chardan China Acquisition Corp. and will offer it all suitable business opportunities prior to offering it to us or Chardan China III.

      Our principal executive offices are located at 625 Broadway, Suite 1111, San Diego, California 92101 and our telephone number is (858) 847-9000.


                                       2
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

THE OFFERING


Securities offered:...................   5,000,000 units, at $6.00 per unit,
                                         each unit consisting of:


                                         o  one share of common stock; and
                                         o  two warrants.


                                         The units will begin trading on or
                                         promptly after the date of this
                                         prospectus.  Each of the common stock
                                         and warrants may trade separately on
                                         the 90th day after the date of this
                                         prospectus unless EarlyBirdCapital
                                         determines that an earlier date is
                                         acceptable, based upon its assessment
                                         of the relative strengths of the
                                         securities markets and small
                                         capitalization companies in general,
                                         and the trading pattern of, and demand
                                         for, our securities in particular.  In
                                         no event will EarlyBirdCapital allow
                                         separate trading of the common stock
                                         and warrants until we file an audited
                                         balance sheet reflecting our receipt
                                         of the gross proceeds of this
                                         offering.  We will file a Current
                                         Report on Form 8-K, including an
                                         audited balance sheet, upon the
                                         consummation of this offering, which
                                         is anticipated to take place three
                                         business days from the date the units
                                         commence trading.  The audited
                                         balance sheet will include proceeds
                                         we receive from the exercise of the
                                         over-allotment option if the
                                         over-allotment option is exercised
                                         prior to the filing of the Form 8-K.
                                         If the over-allotment option is
                                         exercised after our initial filing of
                                         a Form 8-K, we will file an amendment
                                         to the Form 8-K to provide updated
                                         financial information to reflect the
                                         exercise of the over-allotment option.
                                         We will also include in this Form 8-K,
                                         or amendment thereto, or in a
                                         subsequent Form 8-K information
                                         indicating if EarlyBirdCapital has
                                         allowed separate trading of the common
                                         stock and warrants prior to the 90th
                                         day after the date of this prospectus.


Common stock:
   Number outstanding before
   this offering......................   1,250,000 shares

   Number to be outstanding
   after this offering................   6,250,000 shares


Warrants:
   Number outstanding before
   this offering......................   0 warrants


   Number to be outstanding
   after this offering................   10,000,000 warrants



                                       3
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
   Exercisability.....................   Each warrant is exercisable for one
                                         share of common stock.

   Exercise price.....................   $5.00

   Exercise period....................   The warrants will become exercisable
                                         on the later of:

                                         o  the completion of a business
                                            combination with a target
                                            business, and

                                         o  [________], 2006 [ONE YEAR
                                            FROM THE DATE OF THIS
                                            PROSPECTUS].

                                            The warrants will expire at 5:00
                                            p.m., New York City time, on
                                            [________], 2009 [FOUR YEARS FROM
                                            THE DATE OF THIS PROSPECTUS] or
                                            earlier upon redemption.

   Redemption.........................   We may redeem the outstanding
                                         warrants (other than those purchased
                                         by our directors and several
                                         individuals affiliated with companies
                                         they are associated with within the
                                         40-trading day period following
                                         separate trading of the warrants but
                                         including any warrants issued upon
                                         exercise of our unit purchase option):

                                         o in whole and not in part,

                                         o at a price of $.01 per warrant at any
                                           time after the warrants become
                                           exercisable,

                                         o upon a minimum of 30 days' prior
                                           written notice of redemption, and

                                         o if, and only if, the last sale price
                                           of our common stock equals or exceeds
                                           $8.50 per share for any 20 trading
                                           days within a 30-trading day period
                                           ending three business days before we
                                           send the notice of redemption.

                                         The redemption criteria for our
                                         warrants have been established at a
                                         price which is intended to provide
                                         warrantholders a reasonable premium
                                         to the initial exercise price and
                                         provide a sufficient degree of
                                         liquidity to cushion the market
                                         reaction to our redemption call.


                                       4
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
Proposed OTC Bulletin Board
symbols for our:
   Units..............................   [______]

   Common stock.......................   [______]

   Warrants...........................   [______]


Offering proceeds to be held in
trust:................................   $25,835,000 of the proceeds of this
                                         offering ($5.167 per unit) will be
                                         placed in a trust account at Lehman
                                         Brothers Inc. maintained by
                                         Continental Stock Transfer & Trust
                                         Company, acting as trustee pursuant
                                         to an agreement to be signed on the
                                         date of this prospectus.  These
                                         proceeds will not be released until
                                         the earlier of the completion of a
                                         business combination and our
                                         liquidation.  Therefore, unless and
                                         until a business combination is
                                         consummated, the proceeds held in the
                                         trust fund will not be available for
                                         our use for any expenses related to
                                         this offering or expenses which we
                                         may incur related to the
                                         investigation and selection of a
                                         target business and the negotiation
                                         of an agreement to acquire a target
                                         business.  These expenses may be paid
                                         prior to a business combination only
                                         from the net proceeds of this
                                         offering not held in the trust
                                         account (initially, approximately
                                         $965,000).


                                         None of the warrants may be exercised
                                         until after the consummation of a
                                         business combination and, thus, after
                                         the proceeds of the trust fund have
                                         been disbursed. Accordingly, the
                                         warrant exercise price will be paid
                                         directly to us and not placed in the
                                         trust account.


                                       5
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
Limited payments to insiders:.........   There will be no fees or other cash
                                         payments paid to our existing
                                         stockholders, officers, directors or
                                         their affiliates prior to, or for any
                                         services they render in order to
                                         effectuate, the consummation of a
                                         business combination other than:

                                         o repayment of an aggregate $80,000
                                           non-interest bearing loan made by
                                           Kerry Propper and Chardan Capital
                                           Partners;

                                         o payment of $7,500 per month to
                                           Chardan Capital, LLC for office
                                           space and related services; and

                                         o reimbursement of out-of-pocket
                                           expenses incurred by them in
                                           connection with certain activities
                                           on our behalf, such as identifying
                                           and investigating possible business
                                           targets and business combinations.

Stockholders must approve
business combination:.................   We will seek stockholder approval
                                         before we effect any business
                                         combination, even if the nature of
                                         the acquisition would not ordinarily
                                         require stockholder approval under
                                         applicable state law.  In connection
                                         with the vote required for any
                                         business combination, all of our
                                         existing stockholders, including all
                                         of our officers and directors, have
                                         agreed to vote the shares of common
                                         stock owned by them immediately
                                         before this offering in accordance
                                         with the majority of the shares of
                                         common stock voted by the public
                                         stockholders.  We will proceed with
                                         a business combination only if (i) a
                                         majority of the shares of common
                                         stock voted by the public
                                         stockholders are voted in favor of
                                         the business combination and (ii)
                                         public stockholders owning less than
                                         20% of the shares sold in this
                                         offering exercise their conversion
                                         rights described below.


                                       6
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

Conversion rights for
stockholders voting to reject a
business combination:.................   Public stockholders voting against a
                                         business combination will be entitled
                                         to convert their stock into a pro
                                         rata share of the trust account,
                                         including any interest earned on
                                         their portion of the trust account,
                                         if the business combination is approved
                                         and completed. Our existing
                                         stockholders will not have such
                                         conversion rights with respect to the
                                         shares of common stock owned by them
                                         prior to this offering, but will have
                                         such rights with respect to shares
                                         purchased by them in the offering or
                                         after market. Public stockholders who
                                         convert their stock into their share of
                                         the trust fund will continue to have
                                         the right to exercise any warrants they
                                         may hold.


Liquidation if no business
combination:..........................   We will dissolve and promptly
                                         distribute only to our public
                                         stockholders the amount in our trust
                                         fund (including any accrued interest)
                                         plus any remaining net assets if we
                                         do not effect a business combination
                                         within 18 months after consummation
                                         of this offering (or within 24 months
                                         from the consummation of this
                                         offering if a letter of intent,
                                         agreement in principle or definitive
                                         agreement has been executed within 18
                                         months after consummation of this
                                         offering and the business combination
                                         has not yet been consummated within
                                         such 18 month period). All of our
                                         officers and directors own shares of
                                         our common stock, but have waived
                                         their right to receive distributions
                                         (other than with respect to common
                                         stock underlying units they purchase
                                         in this offering or common stock they
                                         purchase in the after market) upon
                                         our liquidation prior to a business
                                         combination.  We will pay the costs
                                         of liquidation and dissolution from
                                         our remaining assets outside of the
                                         trust fund.


                                       7
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
Escrow of existing stockholders'
shares:...............................   On the date of this prospectus, all
                                         of our existing stockholders,
                                         including all of our officers and
                                         directors, will place the shares they
                                         owned before this offering into an
                                         escrow account maintained by
                                         Continental Stock Transfer & Trust
                                         Company, acting as escrow agent.
                                         Subject to certain limited exceptions
                                         (such as transfers to relatives and
                                         trusts for estate planning purposes,
                                         while remaining in escrow), these
                                         shares will not be transferable
                                         during the escrow period and will not
                                         be released from escrow until
                                         [________], 2008 [THREE YEARS FROM
                                         THE DATE OF THIS PROSPECTUS].

RISKS

      In making your decision on whether to invest in our securities, you should take into account not only the risks of doing business in the PRC, but also the special risks we face as a result of our principals' pre-existing fiduciary obligations to Chardan China Acquisition Corp. You should also take into account the fact that we are a blank check company and this offering is not being conducted in compliance with Rule 419 promulgated under the Securities Act of 1933, as amended, and, therefore, you will not be entitled to protections normally afforded to investors in Rule 419 blank check offerings. Additionally, our initial security holders' initial equity investment is below that which is required under the guidelines of the North American Securities Administrators' Association, Inc. You should carefully consider these and the other risks set forth in the section entitled "Risk Factors" beginning on page 10 of this prospectus.


                                       8
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

                             SUMMARY FINANCIAL DATA

      The following table summarizes the relevant financial data for our business and should be read with our financial statements, which are included in this prospectus. We have not had any significant operations to date, so only balance sheet data is presented.


                                                      APRIL 30, 2005
                                                      --------------
                                                 ACTUAL         AS ADJUSTED
                                                 ------         -----------
BALANCE SHEET DATA:
   Working capital (deficiency)................  $(940)         $26,824,060
   Total assets................................ 104,960          26,824,060
   Total liabilities...........................  80,900                  --
   Value of common stock which may be
       converted to cash ($5.167 per share)....      --           5,164,417
   Stockholders' equity........................  24,060          21,659,643


      The working capital deficiency excludes $25,000 of costs related to this offering which were paid prior to April 30, 2005. These deferred offering costs have been recorded as a long-term asset and are reclassified against stockholders' equity in the "as adjusted" information.

      The "as adjusted" information gives effect to the sale of the units we are offering, including the application of the related gross proceeds and the payment of the estimated remaining costs from such sale.


      The working capital and total assets amounts include the $25,835,000 to be held in the trust account, which will be available to us only upon the consummation of a business combination within the time period described in this prospectus. If a business combination is not so consummated, the trust account will be distributed solely to our public stockholders.

      We will not proceed with a business combination if either (i) the holders of a majority of the common stock held by public stockholders attending the meeting called to approve a business combination fail to vote in favor of such combination or (ii) public stockholders owning 20% or more of the shares sold in this offering both vote against the business combination and exercise their conversion rights. Accordingly, if we have the requisite vote, we may effect a business combination even if public stockholders owning up to approximately 19.99% of the shares sold in this offering exercise their conversion rights and vote against the business combination. If this occurred, we would be required to convert to cash up to approximately 19.99% of the 5,000,000 shares sold in this offering, or 999,500 shares of common stock, at an initial per-share conversion price of $5.167, without taking into account interest earned on the trust account. The actual per-share conversion price will be equal to:


      o the amount in the trust account, including all accrued interest, as of two business days prior to the proposed consummation of the business combination,

      o divided by the number of shares of common stock sold in the offering.


                                       9
--------------------------------------------------------------------------------

                                  RISK FACTORS

      An investment in our securities involves a high degree of risk. You should consider carefully all of the risks described below, together with the other information contained in this prospectus, before making a decision to invest in our units.

                       RISKS ASSOCIATED WITH OUR BUSINESS

WE ARE A DEVELOPMENT STAGE COMPANY WITH NO OPERATING HISTORY AND, ACCORDINGLY, YOU WILL NOT HAVE ANY BASIS ON WHICH TO EVALUATE OUR ABILITY TO ACHIEVE OUR BUSINESS OBJECTIVE.


      We are a recently incorporated development stage company with no operating results to date. Therefore, our ability to begin operations is dependent upon obtaining financing through this public offering of our securities. Since we do not have an operating history, you will have no basis upon which to evaluate our ability to achieve our business objective, which is to acquire an operating business that has its primary operating facilities located in the PRC in any city or province north of the Yangtze River. We have not conducted any discussions and we have no plans, arrangements or understandings with any prospective acquisition candidates. We have no present revenues and will not generate any revenues until, at the earliest, after the consummation of a business combination.

IF WE ARE FORCED TO LIQUIDATE BEFORE A BUSINESS COMBINATION AND DISTRIBUTE THE TRUST ACCOUNT, OUR PUBLIC STOCKHOLDERS WILL RECEIVE LESS THAN $6.00 PER SHARE AND OUR WARRANTS WILL EXPIRE WORTHLESS.

      If we are unable to complete a business combination within the prescribed time frames and are forced to liquidate our assets, the per-share liquidation distribution will be less than $6.00 because of the expenses of this offering, our general and administrative expenses and the anticipated costs of seeking a business combination. Furthermore, there will be no distribution with respect to our outstanding warrants which will expire worthless if we liquidate before the completion of a business combination.

IF THE NET PROCEEDS OF THIS OFFERING NOT BEING PLACED IN TRUST IS INSUFFICIENT TO ALLOW US TO OPERATE FOR AT LEAST THE NEXT 24 MONTHS, WE MAY BE UNABLE TO COMPLETE A BUSINESS COMBINATION.

      We believe that, upon consummation of this offering, the funds available to us outside of the trust account will be sufficient to allow us to operate for at least the next 24 months, assuming that a business combination is not consummated during that time. However, we cannot assure you that our estimates will be accurate. We could use a portion of the funds not being placed in trust to pay fees to consultants to assist us with our search for a target business. Additionally, we could use a portion of the funds not being placed in trust as a down payment or to fund a "no-shop" provision with respect to a particular proposed business combination, although we do not have any current intention to do so. If we did and were subsequently required to forfeit such funds (whether as a result of our breach or otherwise), we might not have sufficient funds to continue searching for, or conduct due diligence with respect to, a target business.


YOU WILL NOT BE ENTITLED TO PROTECTIONS NORMALLY AFFORDED TO INVESTORS OF BLANK CHECK COMPANIES.


      Since the net proceeds of this offering are intended to be used to complete a business combination with a target business that has its primary operating facilities in the PRC that has not been identified, we may be deemed to be a "blank check" company under the United States securities laws. However, since we will have net tangible assets in excess of $5,000,000 upon the successful consummation of this offering and will file a Current Report on Form 8-K, including an audited balance sheet demonstrating this fact, with the SEC upon consummation of this offering including an audited balance sheet demonstrating this fact, we are exempt from rules promulgated by the SEC to protect investors of blank check companies such as Rule 419. Accordingly, investors will not be afforded the benefits or protections of those rules. Because we are not subject to Rule 419, our units will be immediately tradable, and we have a longer period of time to complete a business combination in certain circumstances than we would if we were subject to such rule.

BECAUSE THERE ARE NUMEROUS COMPANIES WITH A BUSINESS PLAN SIMILAR TO OURS SEEKING TO EFFECTUATE A BUSINESS COMBINATION, IT MAY BE MORE DIFFICULT FOR US TO DO SO.


      Since August 2003, based on publicly available information, approximately 26 similarly structured blank check companies have completed initial public offerings. Of these companies, only one company has consummated a business combination, while three other companies have announced they have entered into a definitive agreement for a business combination, but have not consummated such business combination. Accordingly, there are approximately 25 blank check companies with more than $1.09 billion in trust that are seeking to carry out a business plan similar to our business plan. Furthermore, there are a number of additional offerings that are still in the registration process but have not completed initial public offerings and there are likely to be more blank check companies filing registration statements for initial public offerings after the date of this prospectus and prior to our completion of a business combination. While some of those companies have specific industries that they must complete a business combination in, a number of them may consummate a business combination in any industry they choose. We may therefore be subject to competition from these and other companies seeking to consummate a business plan similar to ours. We cannot assure you that we will be able to successfully compete for an attractive business combination. Additionally, because of this competition, we cannot assure you that we will be able to effectuate a business combination within the required time periods. If we are unable to find a suitable target business within such time periods, we will be forced to liquidate.

IF THIRD PARTIES BRING CLAIMS AGAINST US, THE PROCEEDS HELD IN TRUST COULD BE REDUCED AND THE PER-SHARE LIQUIDATION PRICE RECEIVED BY STOCKHOLDERS WILL BE LESS THAN $5.167 PER SHARE.

      Our placing of funds in trust may not protect those funds from third party claims against us. Although we will seek to have all vendors, prospective target businesses or other entities we engage, execute agreements with us waiving any right, title, interest or claim of any kind in or to any monies held in the trust account for the benefit of our public stockholders, there is no guarantee that they will execute such agreements. Nor is there any guarantee that such entities will agree to waive any claims they may have in the future as a result of, or arising out of, any negotiations, contracts or agreements with us and will not seek recourse against the trust account for any reason. Accordingly, the proceeds held in trust could be subject to claims which could take priority over the claims of our public stockholders. We cannot assure you that the per-share distribution from the trust fund will not be less than $5.167, plus interest, due to claims of such creditors. If we liquidate before the completion of a business combination and distribute the proceeds held in trust to our public stockholders, our directors and several individuals affiliated with companies they are associated with have severally agreed that they will be personally liable to ensure that the proceeds in the trust fund are not reduced by the claims of target businesses,various vendors or other entities that are owed money by us for services rendered or contracted for or products sold to us. However, we cannot assure you that these individuals will be able to satisfy those obligations.

SINCE WE HAVE NOT YET SELECTED ANY TARGET BUSINESS WITH WHICH TO COMPLETE A BUSINESS COMBINATION AND ARE NOT LIMITED TO ANY PARTICULAR INDUSTRY, WE ARE UNABLE TO CURRENTLY ASCERTAIN THE MERITS OR RISKS OF THE BUSINESS' OPERATIONS.

      Because we have not yet identified a prospective target business and are not limited to any particular industry, investors in this offering have no current basis to evaluate the possible merits or risks of the particular industry in which we may ultimately operate or the target business which we may ultimately acquire. To the extent we complete a business combination with a financially unstable company or an entity in its development stage, we may be affected by numerous risks inherent in the business operations of those entities. If we complete a business combination with an entity in an industry characterized by a high level of risk, we may be adversely affected by the currently unascertained risks of that industry. Although our management will endeavor to evaluate the risks inherent in a particular target business, we cannot assure you that we will properly ascertain or assess all of the significant risk factors. We also cannot assure you that an investment in our units will not ultimately prove to be less favorable to investors in this offering than a direct investment, if an opportunity were available, in a target business. Subject to the limitations that a target business have its primary operating facilities located in the PRC in any province or city north of the Yangtze River and have a fair market value of at least 80% of our net assets at the time of the acquisition, we will have virtually unrestricted flexibility in identifying and selecting a prospective acquisition candidate.

WE MAY ISSUE SHARES OF OUR CAPITAL STOCK OR DEBT SECURITIES TO COMPLETE A BUSINESS COMBINATION, WHICH WOULD REDUCE THE EQUITY INTEREST OF OUR STOCKHOLDERS AND LIKELY CAUSE A CHANGE IN CONTROL OF OUR OWNERSHIP.


      Our amended and restated certificate of incorporation authorizes the issuance of up to 20,000,000 shares of common stock, par value $.0001 per share, and 1,000,000 shares of preferred stock, par value $.0001 per share. Immediately after this offering (assuming no exercise of the underwriters' over-allotment option), there will be 3,000,000 authorized but unissued shares of our common stock available for issuance (after appropriate reservation for the issuance of shares upon full exercise of our outstanding warrants and the purchase option granted to EarlyBirdCapital, the representative of the underwriters) and all of the 1,000,000 shares of preferred stock available for issuance. Although we have no commitments as of the date of this offering to issue our securities, we will, in all likelihood, issue a substantial number of additional shares of our common stock or preferred stock, or a combination of common and preferred stock, to complete a business combination. The issuance of additional shares of our common stock or any number of shares of our preferred stock:


      o may significantly reduce the equity interest of investors in this offering;

      o may subordinate the rights of holders of common stock if preferred stock is issued with rights senior to those afforded to our common stock;

      o will likely cause a change in control if a substantial number of our shares of common stock are issued, which may affect, among other things, our ability to use our net operating loss carry forwards, if any, and most likely also result in the resignation or removal of our present officers and directors; and

      o     may adversely affect prevailing market prices for our common stock.

Similarly, if we issue debt securities, it could result in:

      o default and foreclosure on our assets if our operating revenues after a business combination are insufficient to pay our debt obligations;

      o acceleration of our obligations to repay the indebtedness even if we have made all principal and interest payments when due if the debt security contains covenants that require the maintenance of certain financial ratios or reserves and any such covenant is breached without a waiver or renegotiation of that covenant;

      o our immediate payment of all principal and accrued interest, if any, if the debt security is payable on demand; and

      o our inability to obtain additional financing, if necessary, if the debt security contains covenants restricting our ability to obtain additional financing while such security is outstanding.


OUR ABILITY TO SUCCESSFULLY EFFECT A BUSINESS COMBINATION AND TO BE SUCCESSFUL AFTERWARDS WILL BE TOTALLY DEPENDENT UPON THE EFFORTS OF OUR KEY PERSONNEL, SOME OF WHOM MAY JOIN US FOLLOWING A BUSINESS COMBINATION.

      Our ability to successfully effect a business combination will be totally dependent upon the efforts of our key personnel. The future role of our key personnel in the target business, however, cannot presently be ascertained. Although it is possible that some or all of our key personnel such as Richard D. Propper, M.D., Jiangnan Huang, Kerry Propper and Li Zhang will remain associated in senior management or advisory positions with the target business following a business combination, it is likely that the management of the target business at the time of the business combination will remain in place. Moreover, our management will only be able to remain with the company after the consummation of a business combination if they are able to negotiate employment or consulting agreements in connection with the business combination, the terms of which, including the compensation to be paid to such individuals, would be determined at such time between the respective parties. However, the ability of our key personnel to remain with the company after the consummation of a business combination will not be the determining factor in our decision as to whether or not we will proceed with any potential business combination. While we intend to closely scrutinize any individuals we engage after a business combination, we cannot assure you that our assessment of these individuals will prove to be correct. These individuals may be unfamiliar with the requirements of operating a public company which could cause us to have to expend time and resources helping them become familiar with such requirements. This could be expensive and time-consuming and could lead to various regulatory issues which may adversely affect our operations.

OUR OFFICERS AND DIRECTORS WILL ALLOCATE THEIR TIME TO OTHER BUSINESSES, THEREBY CAUSING CONFLICTS OF INTEREST IN THEIR DETERMINATION AS TO HOW MUCH TIME TO DEVOTE TO OUR AFFAIRS. THIS CONFLICT OF INTEREST COULD HAVE A NEGATIVE IMPACT ON OUR ABILITY TO CONSUMMATE A BUSINESS COMBINATION.

      Our officers and directors are not required to commit their full time to our affairs, which may result in a conflict of interest in allocating their time between our operations and other businesses. We do not intend to have any full time employees prior to the consummation of a business combination. All of our executive officers are engaged in several other business endeavors, including Chardan China Acquisition Corp. and Chardan China III, and are not obligated to contribute any specific number of hours to our affairs. If our executive officers' other business affairs require them to devote more substantial amounts of time to such affairs, it could limit their ability to devote time to our affairs and could have a negative impact on our ability to consummate a business combination. We cannot assure you that these conflicts will be resolved in our favor.

OUR OFFICERS, DIRECTORS AND THEIR AFFILIATES ARE NOW, AND MAY IN THE FUTURE BECOME, AFFILIATED WITH ENTITIES ENGAGED IN BUSINESS ACTIVITIES SIMILAR TO THOSE INTENDED TO BE CONDUCTED BY US AND ACCORDINGLY, MAY HAVE CONFLICTS OF INTEREST IN DETERMINING TO WHICH ENTITY A PARTICULAR BUSINESS OPPORTUNITY SHOULD BE PRESENTED.

      Our officers and directors are now and may in the future become affiliated with entities, including other "blank check" companies, engaged in business activities similar to those intended to be conducted by us. Each of our officers and directors are principals of Chardan China Acquisition Corp. and Chardan China III. Unless and until Chardan China Acquisition Corp. consummates a business combination or liquidates prior thereto, our principals will be required to offer all suitable business opportunities for a business combination to Chardan China Acquisition Corp. prior to presenting it to us and we have agreed that we will not execute a letter of intent, agreement in principle or definitive agreement for a business combination until Chardan China Acquisition Corp. consummates a business combination. Accordingly, they may have conflicts of interest in presenting business opportunities to us and other entities.

ALL OF OUR OFFICERS AND DIRECTORS OWN SHARES OF OUR COMMON STOCK WHICH WILL NOT PARTICIPATE IN LIQUIDATION DISTRIBUTIONS AND THEREFORE THEY MAY HAVE A CONFLICT OF INTEREST IN DETERMINING WHETHER A PARTICULAR TARGET BUSINESS IS APPROPRIATE FOR A BUSINESS COMBINATION.

      All of our officers and directors own shares of our common stock that were issued prior to this offering, but have waived their right to receive distributions with respect to those shares upon our liquidation if we are unable to consummate a business combination. Additionally, our directors have agreed with the representative of the underwriters that they and certain of their affiliates or designees will purchase up to 1,000,000 warrants in the open market at prices not to exceed $0.75 per warrant during the first 40 trading days following separate trading of the warrants. The shares acquired prior to this offering and any warrants owned by our directors and officers will be worthless if we do not consummate a business combination. The personal and financial interests of our directors and officers may influence their motivation in identifying and selecting a target business and completing a business combination timely. Consequently, our directors' and officers' discretion in identifying and selecting a suitable target business may result in a conflict of interest when determining whether the terms, conditions and timing of a particular business combination are appropriate and in our stockholders' best interest.

IF OUR COMMON STOCK BECOMES SUBJECT TO THE SEC'S PENNY STOCK RULES, BROKER-DEALERS MAY EXPERIENCE DIFFICULTY IN COMPLETING CUSTOMER TRANSACTIONS AND TRADING ACTIVITY IN OUR SECURITIES MAY BE ADVERSELY AFFECTED.

      If at any time we have net tangible assets of $5,000,000 or less and our common stock has a market price per share of less than $5.00, transactions in our common stock may be subject to the "penny stock" rules promulgated under the Securities Exchange Act of 1934. Under these rules, broker-dealers who recommend such securities to persons other than institutional accredited investors must:

      o     make a special written suitability determination for the purchaser;

      o receive the purchaser's written agreement to the transaction prior to sale;

      o provide the purchaser with risk disclosure documents which identify certain risks associated with investing in "penny stocks" and which describe the market for these "penny stocks" as well as a purchaser's legal remedies; and

      o obtain a signed and dated acknowledgment from the purchaser demonstrating that the purchaser has actually received the required risk disclosure document before a transaction in a "penny stock" can be completed.

      If our common stock becomes subject to these rules, broker-dealers may find it difficult to effectuate customer transactions and trading activity in our securities may be adversely affected. As a result, the market price of our securities may be depressed, and you may find it more difficult to sell our securities.

INITIALLY, WE WILL ONLY BE ABLE TO COMPLETE ONE BUSINESS COMBINATION, WHICH WILL CAUSE US TO BE SOLELY DEPENDENT ON A SINGLE BUSINESS AND A LIMITED NUMBER OF PRODUCTS OR SERVICES.


      The net proceeds from this offering will provide us with only approximately $26,800,000 which we may use to complete a business combination. Our initial business combination must be with a business with a fair market value of at least 80% of our net assets at the time of such acquisition. Consequently, initially it is probable that we will have the ability to complete a business combination with only a single operating business. Accordingly, the prospects for our success may be:

      o     solely dependent upon the performance of a single business, or

      o dependent upon the development or market acceptance of a single or limited number of products, processes or services.

In this case, we will not be able to diversify our operations or benefit from the possible spreading of risks or offsetting of losses, unlike other entities which may have the resources to complete several business combinations in different industries or different areas of a single industry.

THE ABILITY OF OUR STOCKHOLDERS TO EXERCISE THEIR CONVERSION RIGHTS MAY NOT ALLOW US TO EFFECTUATE THE MOST DESIRABLE BUSINESS COMBINATION OR OPTIMIZE OUR CAPITAL STRUCTURE.


      When we seek stockholder approval of any business combination, we will offer each public stockholder the right to have his, her or its shares of common stock converted to cash if the stockholder votes against the business combination and the business combination is approved and completed. Such holder must both vote against such business combination and then exercise his, her or its conversion rights to receive a pro rata portion of the trust fund. Accordingly, if our business combination requires us to use substantially all of our cash to pay the purchase price, because we will not know how many stockholders may exercise such conversion rights, we may either need to reserve part of the trust fund for possible payment upon such conversion, or we may need to arrange third party financing to help fund our business combination in case a larger percentage of stockholders exercise their conversion rights than we expect. Therefore, we may not be able to consummate a business combination that requires us to use all of the funds held in the trust account as part of the purchase price, or we may end up having a leverage ratio that is not optimal for our business combination. This may limit our ability to effectuate the most attractive business combination available to us.


BECAUSE OF OUR LIMITED RESOURCES AND THE SIGNIFICANT COMPETITION FOR BUSINESS COMBINATION OPPORTUNITIES, WE MAY NOT BE ABLE TO CONSUMMATE AN ATTRACTIVE BUSINESS COMBINATION.

      We expect to encounter intense competition from other entities having a business objective similar to ours, including venture capital funds, leveraged buyout funds and operating businesses competing for acquisitions in the PRC. Many of these entities are well established and have extensive experience in identifying and effecting business combinations directly or through affiliates. Many of these competitors possess greater technical, human and other resources than we do and our financial resources will be relatively limited when contrasted with those of many of these competitors. While we believe that there are numerous potential target businesses that we could acquire with the net proceeds of this offering, our ability to compete in acquiring certain sizable target businesses will be limited by our available financial resources. This inherent competitive limitation gives others an advantage in pursuing the acquisition of certain target businesses. Further, the obligation we have to seek stockholder approval of a business combination may delay the consummation of a transaction. Additionally, our outstanding warrants, and the future dilution they potentially represent, may not be viewed favorably by certain target businesses. Any of these obligations may place us at a competitive disadvantage in successfully negotiating a business combination.

WE MAY BE UNABLE TO OBTAIN ADDITIONAL FINANCING, IF REQUIRED, TO COMPLETE A BUSINESS COMBINATION OR TO FUND THE OPERATIONS AND GROWTH OF THE TARGET BUSINESS, WHICH COULD COMPEL US TO RESTRUCTURE OR ABANDON A PARTICULAR BUSINESS COMBINATION.

      Although we believe that the net proceeds of this offering will be sufficient to allow us to consummate a business combination, in as much as we have not yet identified any prospective target business, we cannot ascertain the capital requirements for any particular transaction. If the net proceeds of this offering prove to be insufficient, either because of the size of the business combination or the depletion of the available net proceeds in search of a target business, or because we become obligated to convert into cash a significant number of shares from dissenting stockholders, we will be required to seek additional financing. We cannot assure you that such financing would be available on acceptable terms, if at all. To the extent that additional financing proves to be unavailable when needed to consummate a particular business combination, we would be compelled to restructure the transaction or abandon that particular business combination and seek an alternative target business candidate. In addition, if we consummate a business combination, we may require additional financing to fund the operations or growth of the target business. The failure to secure additional financing could have a material adverse effect on the continued development or growth of the target business. None of our officers, directors or stockholders is required to provide any financing to us in connection with or after a business combination.

OUR EXISTING STOCKHOLDERS, INCLUDING OUR OFFICERS AND DIRECTORS, CONTROL A SUBSTANTIAL INTEREST IN US AND THUS MAY INFLUENCE CERTAIN ACTIONS REQUIRING A STOCKHOLDER VOTE.


      Upon consummation of our offering, our existing stockholders (including all of our officers and directors) will collectively own 20% of our issued and outstanding shares of common stock (assuming they do not purchase units in this offering). None of our existing stockholders, officers and directors has indicated to us that he intends to purchase our securities in the offering. Our board of directors is divided into three classes, each of which will generally serve for a term of three years with only one class of directors being elected in each year. It is unlikely that there will be an annual meeting of stockholders to elect new directors prior to the consummation of a business combination, in which case all of the current directors will continue in office at least until the consummation of the business combination. If there is an annual meeting, as a consequence of our "staggered" board of directors, only a minority of the board of directors will be considered for election and our existing stockholders, because of their ownership position, will have considerable influence regarding the outcome. Accordingly, our existing stockholders will continue to exert control at least until the consummation of a business combination. In addition, our existing stockholders and their affiliates and relatives are not prohibited from purchasing units in this offering or shares in the aftermarket. If they do, we cannot assure you that our existing stockholders will not have considerable influence upon the vote in connection with a business combination.

OUR EXISTING STOCKHOLDERS PAID AN AGGREGATE OF $25,000, OR $0.02 PER SHARE, FOR THEIR SHARES AND, ACCORDINGLY, YOU WILL EXPERIENCE IMMEDIATE AND SUBSTANTIAL DILUTION FROM THE PURCHASE OF OUR COMMON STOCK.

      The difference between the public offering price per share and the pro forma net tangible book value per share of our common stock after this offering constitutes the dilution to you and the other investors in this offering. The fact that our existing stockholders acquired their shares of common stock at a nominal price has significantly contributed to this dilution. Assuming the offering is completed, you and the other new investors will incur an immediate and substantial dilution of approximately 31.17% or $1.87 per share (the difference between the pro forma net tangible book value per share of $4.13, and the initial offering price of $6.00 per unit).


OUR OUTSTANDING WARRANTS AND OPTION MAY HAVE AN ADVERSE EFFECT ON THE MARKET PRICE OF OUR COMMON STOCK AND MAKE IT MORE DIFFICULT TO EFFECT A BUSINESS COMBINATION.


      In connection with this offering, as part of the units, we will be issuing warrants to purchase 10,000,000 shares of common stock. We will also issue an option to purchase 250,000 units to the representative of the underwriters which, if exercised, will result in the issuance of an additional 500,000 warrants. To the extent we issue shares of common stock to effect a business combination, the potential for the issuance of substantial numbers of additional shares upon exercise of these warrants and option could make us a less attractive acquisition vehicle in the eyes of a target business as such securities, when exercised, will increase the number of issued and outstanding shares of our common stock and reduce the value of the shares issued to complete the business combination. Additionally, we have agreed that warrants purchased by our directors and several individuals affiliated with companies they are associated with at prices not to exceed $0.75 per warrant during the 40-trading day period following separate trading of the warrants shall not be redeemable by us as long as such warrants continue to be held by such individuals or their affiliates. Accordingly, our warrants and option may make it more difficult to effectuate a business combination or increase the cost of the target business. Additionally, the sale, or even the possibility of sale, of the shares underlying the warrants and option could have an adverse effect on the market price for our securities or on our ability to obtain future financing. If and to the extent these warrants and option are exercised, you may experience dilution to your holdings.


IF OUR EXISTING STOCKHOLDERS EXERCISE THEIR REGISTRATION RIGHTS, IT MAY HAVE AN ADVERSE EFFECT ON THE MARKET PRICE OF OUR COMMON STOCK AND THE EXISTENCE OF THESE RIGHTS MAY MAKE IT MORE DIFFICULT TO EFFECT A BUSINESS COMBINATION.

      Our existing stockholders are entitled to make a demand that we register the resale of their shares of common stock at any time commencing three months prior to the date on which their shares are released from escrow. If our existing stockholders exercise their registration rights with respect to all of their shares of common stock, then there will be an additional 1,000,000 shares of common stock eligible for trading in the public market. The presence of this additional number of shares of common stock eligible for trading in the public market may have an adverse effect on the market price of our common stock. In addition, the existence of these rights may make it more difficult to effectuate a business combination or increase the cost of acquiring the target business, as the stockholders of the target business may be discouraged from entering into a business combination with us or will request a higher price for their securities as a result of these registration rights and the potential future effect their exercise may have on the trading market for our common stock.

IF YOU ARE NOT AN INSTITUTIONAL INVESTOR, YOU MAY PURCHASE OUR SECURITIES IN THIS OFFERING ONLY IF YOU RESIDE WITHIN CERTAIN STATES AND MAY ENGAGE IN RESALE TRANSACTIONS ONLY IN THOSE STATES AND A LIMITED NUMBER OF OTHER JURISDICTIONS.

      We have applied to register our securities, or have obtained or will seek to obtain an exemption from registration, in Colorado, Delaware, the District of Columbia, Florida, Hawaii, Illinois, Indiana, Maryland, New York and Rhode Island. If you are not an "institutional investor," you must be a resident of these jurisdictions to purchase our securities in the offering. Institutional investors in every state, except Idaho, may purchase units in this offering pursuant to exemptions provided to such entities under the Blue Sky laws of various states. The definition of an "institutional investor" varies from state to state but generally includes financial institutions, broker-dealers, banks, insurance companies and other qualified entities. In order to prevent resale transactions in violation of states' securities laws, you may engage in resale transactions only in the states referred to in the first sentence of this paragraph, if you are not an institutional investor, and in all states, other than Idaho. If you are an institutional investor, you may resell your shares in other jurisdictions in which an applicable exemption is available or a Blue Sky application has been filed and accepted. This restriction on resale may limit your ability to resell the securities purchased in this offering and may impact the price of our securities.

THE REPRESENTATIVE OF THE UNDERWRITERS IN THE OFFERING WILL NOT MAKE A MARKET FOR OUR SECURITIES WHICH COULD ADVERSELY AFFECT THE LIQUIDITY AND PRICE OF OUR SECURITIES.

      EarlyBirdCapital, the representative of the underwriters in this offering, does not make markets in securities and will not be making a market in our securities. EarlyBirdCapital not acting as a market maker for our securities may adversely impact the liquidity of our securities.

IF WE ARE DEEMED TO BE AN INVESTMENT COMPANY, WE MAY BE REQUIRED TO INSTITUTE BURDENSOME COMPLIANCE REQUIREMENTS AND OUR ACTIVITIES MAY BE RESTRICTED, WHICH MAY MAKE IT DIFFICULT FOR US TO COMPLETE A BUSINESS COMBINATION.

      If we are deemed to be an investment company under the Investment Company Act of 1940, we may be subject to certain restrictions that may make it more difficult for us to complete a business combination, including:

      o     restrictions on the nature of our investments; and

      o     restrictions on the issuance of securities.

      In addition, we may have imposed upon us burdensome requirements, including:

      o     registration as an investment company;

      o     adoption of a specific form of corporate structure; and

      o reporting, record keeping, voting, proxy, compliance policies and procedures and disclosure requirements and other rules and regulations.


We do not believe that our anticipated principal activities will subject us to the Investment Company Act of 1940. To this end, the proceeds held in trust may only be invested by the trust agent in United States "government securities" within the meaning of Section 2(a)(16) of the Investment Company Act of 1940 having a maturity of 180 days or less. By restricting the investment of the proceeds to these instruments, we intend to meet the requirements for the exemption provided in Rule 3a-1 promulgated under the Investment Company Act of 1940. If we were deemed to be subject to that act, compliance with these additional regulatory burdens would require additional expense for which we have not allotted.


WE DO NOT HAVE ANY "INDEPENDENT" DIRECTORS AND WILL GENERALLY NOT HAVE THE BENEFIT OF INDEPENDENT DIRECTORS EXAMINING OUR FINANCIAL STATEMENTS AND THE PROPRIETY OF EXPENSES INCURRED ON OUR BEHALF AND SUBJECT TO REIMBURSEMENT.

      All of our directors are also executive officers of ours. However, no salary or other compensation will be paid to our officers and directors for services rendered by them on our behalf prior to or in connection with a business combination. Nevertheless, we will not have the benefit of any independent directors sitting on an audit committee to review our financial statements or examining the propriety of expenses incurred on our behalf and subject to reimbursement. There is no limit on the amount of out-of-pocket expenses that could be incurred and there will be no review of the reasonableness of the expenses by anyone other than our board of directors, which would include persons who may seek reimbursement, or a court of competent jurisdiction if such reimbursement is challenged. Although we believe that all actions taken by our directors on our behalf will be in our best interests whether or not they are deemed to be "independent," we cannot assure you that this will actually be the case. If actions are taken, or expenses are incurred that are actually not in our best interests, it could have a material adverse effect on our business and operations and the price of our securities.

BECAUSE OUR INITIAL STOCKHOLDERS' INITIAL EQUITY INVESTMENT WAS ONLY $25,000, OUR OFFERING MAY BE DISALLOWED BY STATE ADMINISTRATORS THAT FOLLOW THE NORTH AMERICAN SECURITIES ADMINISTRATORS ASSOCIATION, INC. STATEMENT OF POLICY ON DEVELOPMENT STAGE COMPANIES.


      Pursuant to the Statement of Policy Regarding Promoter's Equity Investment promulgated by The North American Securities Administrators Association, Inc., an international organization devoted to investor protection, any state administrator may disallow an offering of a development stage company if the initial equity investment by a company's promoters does not equal a certain percentage of the aggregate public offering price. Our promoters' initial investment of $25,000 is less than the required $860,000 minimum amount pursuant to this policy. Accordingly, a state administrator would have the discretion to disallow our offering if it wanted to. We cannot assure you that our offering would not be disallowed pursuant to this policy. Additionally, if we are unable to complete a business combination, our promoters will lose their entire initial investment. Conversely, if we are able to complete a business combination, the shares of common stock acquired prior to this offering will be worth significantly more than $25,000.


THE DETERMINATION FOR THE OFFERING PRICE OF OUR UNITS IS MORE ARBITRARY COMPARED WITH THE PRICING OF SECURITIES FOR AN OPERATING COMPANY IN A PARTICULAR INDUSTRY.

         Prior to this offering there has been no public market for any of our securities. The public offering price of the units and the terms of the warrants were negotiated between us and the representatives. Factors considered in determining the prices and terms of the units, including the common stock and warrants underlying the units, include:

             o the history and prospects of companies whose principal business is the acquisition of other companies;

             o   prior offerings of those companies;

             o our prospects for acquiring an operating business at attractive values;

             o   our capital structure;

             o an assessment of our management and their experience in identifying operating companies;

             o general conditions of the securities markets at the time of the offering; and

             o   other factors as were deemed relevant.

However, although these factors were considered, the determination of our offering price is more arbitrary than the pricing of securities for an operating company in a particular industry since the underwriters are unable to compare our financial results and prospects with those of public companies operating in the same industry.

      RISKS ASSOCIATED WITH OUR ACQUISITION OF A TARGET BUSINESS IN THE PRC


ADVERSE CHANGES IN ECONOMIC POLICIES OF THE CHINESE GOVERNMENT COULD HAVE A MATERIAL ADVERSE EFFECT ON THE OVERALL ECONOMIC GROWTH OF CHINA, WHICH COULD REDUCE THE DEMAND FOR PRODUCTS WE ULTIMATELY PRODUCE OR SELL FOLLOWING A BUSINESS COMBINATION.

      Since the late 1970's, the Chinese government has been reforming the economic system in China. These reforms have resulted in significant economic growth. However, we cannot predict the future direction of economic reforms or the effects such measures may have on our future business following a business combination. Any adverse change in the economic conditions in China, in policies of the Chinese government or in laws and regulations in China, could have a material adverse effect on the overall economic growth of China and the development of the target business.


IF RELATIONS BETWEEN THE UNITED STATES AND THE PRC DETERIORATE, IT COULD CAUSE POTENTIAL TARGET BUSINESSES OR THEIR GOODS OR SERVICES TO BECOME LESS ATTRACTIVE.

      The relationship between the United States and the PRC is subject to sudden fluctuation and periodic tension. For instance, the United States recently announced its intention to impose new short-term quotas on Chinese clothing imports, which may be extended for several years. Such import quotas may adversely affect political relations between the two countries and result in retaliatory countermeasures by the PRC in industries that may affect our ultimate target business. Relations may also be compromised if the U.S. becomes a more vocal advocate of Taiwan or proceeds to sell certain military weapons and technology to Taiwan. Changes in political conditions in the PRC and changes in the state of Sino-U.S. relations are difficult to predict and could adversely affect our operations or cause potential target businesses or their goods and services to become less attractive. Because we are not limited to any specific industry, there is no basis for investors in this offering to evaluate the possible extent of any impact on our ultimate operations if relations are strained between the PRC and the United States.

IF THE PRC IMPOSES RESTRICTIONS TO REDUCE INFLATION, FUTURE ECONOMIC GROWTH IN THE PRC COULD BE SEVERELY CURTAILED, WHICH COULD LEAD TO A SIGNIFICANT DECREASE IN OUR PROFITABILITY FOLLOWING A BUSINESS COMBINATION.

      While the economy of the PRC has experienced rapid growth, this growth has been uneven among various sectors of the economy and in different geographical areas of the country. Rapid economic growth can lead to growth in the supply of money and rising inflation. If prices for the products of our ultimate target business rise at a rate that is insufficient to compensate for the rise in the costs of supplies, it may have an adverse effect on profitability. In order to control inflation in the past, the PRC has imposed controls on bank credits, limits on loans for fixed assets and restrictions on state bank lending. If similar restrictions are imposed, it may lead to a slowing of economic growth. Because we are not limited to any specific industry, the ultimate industry that we operate in may be affected more severely by such a slowing of economic growth.


ANY DEVALUATION OF CURRENCIES USED IN THE PRC COULD NEGATIVELY IMPACT OUR TARGET BUSINESS' RESULTS OF OPERATIONS AND CAUSE THE COST OF A TARGET BUSINESS AS MEASURED IN DOLLARS TO INCREASE.

      Because our objective is to acquire a target business having its primary operating facilities located in the PRC, and because substantially all revenues and income would be received in a foreign currency such as Renminbi, the main currency used in the PRC, the dollar equivalent of our net assets and distributions, if any, would be adversely affected by reductions in the value of the Renminbi. The value of the Renminbi fluctuates and is affected by, among other things, changes in the PRC's political and economic conditions. The conversion of Renminbi into foreign currencies such as the dollar has been generally based on rates set by the People's Bank of China, which are set daily based on the previous day's interbank foreign exchange market rates and current exchange rates on the world financial markets. The official exchange rate had remained stable over the past several years. However, China recently adopted a floating rate with respect to the Renminbi, with a 0.3% fluctuation. As a result, the exchange rate of the Renminbi recently rose to 8.11 against the dollar, amounting to a 2% appreciation of the Renminbi. This floating exchange rate, and any appreciation of the Renminbi that may result from such rate, could cause the cost of a target business as measured in dollars to increase.


BECAUSE CHINESE LAW WILL GOVERN ALMOST ALL OF ANY TARGET BUSINESS MATERIAL AGREEMENTS, WE MAY NOT BE ABLE TO ENFORCE OUR RIGHTS WITHIN THE PRC OR ELSEWHERE, WHICH COULD RESULT IN A SIGNIFICANT LOSS OF BUSINESS, BUSINESS OPPORTUNITIES OR CAPITAL.

      Chinese law will govern almost all of our target business' material agreements, many of which may be with Chinese governmental agencies. We cannot assure you that the target business will be able to enforce any of its material agreements or that remedies will be available outside of the PRC. The system of laws and the enforcement of existing laws in the PRC may not be as certain in implementation and interpretation as in the United States. The Chinese judiciary is relatively inexperienced in enforcing corporate and commercial law, leading to a higher than usual degree of uncertainty as to the outcome of any litigation. The inability to enforce or obtain a remedy under any of our future agreements could result in a significant loss of business, business opportunities or capital.

      Additionally, after the consummation of a business combination, it is likely that substantially all of our assets will be located outside of the United States and some of our officers and directors may reside outside of the United States. As a result, it may not be possible for investors in the United States to enforce their legal rights, to effect service of process upon our directors or officers or to enforce judgments of United States courts predicated upon civil liabilities and criminal penalties of our directors and officers under Federal securities laws. Moreover, we have been advised that the PRC does not have treaties providing for the reciprocal recognition and enforcement of judgments of courts with the United States. Further, it is unclear if extradition treaties now in effect between the United States and the PRC would permit effective enforcement of criminal penalties of the Federal securities laws.

MANY INDUSTRIES IN CHINA ARE SUBJECT TO GOVERNMENT REGULATIONS THAT LIMIT OR PROHIBIT FOREIGN INVESTMENTS IN SUCH INDUSTRIES, WHICH MAY LIMIT THE POTENTIAL NUMBER OF ACQUISITION CANDIDATES.

      The Chinese government has imposed regulations in various industries that would limit foreign investors' equity ownership or prohibit foreign investments altogether in companies that operate in such industries. As a result, the number of potential acquisition candidates available to us may be limited.


RECENT CHANGES IN THE PRC'S CURRENCY POLICIES MAY CAUSE A TARGET BUSINESS' ABILITY TO SUCCEED IN THE INTERNATIONAL MARKETS TO BE DIMINISHED.

      Historically, the PRC "pegged" its currency to the United States dollar. This meant that each unit of Chinese currency had a set ratio for which it could be exchanged for United States currency, as opposed to having a floating value like other countries' currencies. Many countries argued that this system of keeping the Chinese currency low when compared to other countries gave Chinese companies an unfair price advantage over foreign companies. Due to mounting pressure from outside countries, the PRC recently reformed its economic policies to establish a floating value. As a result of this policy reform, target companies may be adversely affected since the competitive advantages that existed as a result of the former policies will cease. We cannot assure you that a target business with which we consummate a business combination will be able to compete effectively with the new policies in place.

BECAUSE ANY TARGET BUSINESS THAT WE ATTEMPT TO COMPLETE A BUSINESS COMBINATION WITH WILL BE REQUIRED TO PROVIDE OUR STOCKHOLDERS WITH FINANCIAL STATEMENTS PREPARED IN ACCORDANCE WITH AND RECONCILED TO UNITED STATES GENERALLY ACCEPTED ACCOUNTING PRINCIPLES, PROSPECTIVE TARGET BUSINESSES MAY BE LIMITED.

      In accordance with requirements of United States federal securities laws, in order to seek stockholder approval of a business combination, a proposed target business will be required to have certain financial statements which are prepared in accordance with, or which can be reconciled to, United States generally accepted accounting principles and audited in accordance with United States generally accepted auditing standards. To the extent that a prospective target business does not have financial statements which have been prepared with, or which can be reconciled to, United States generally accepted accounting standards, and audited in accordance with United States generally accepted auditing standards, we will not be able to acquire such target business. These financial statement requirements may limit the pool of potential target businesses which we may acquire.


RECENT PRC REGULATIONS RELATING TO ACQUISITIONS OF PRC COMPANIES BY FOREIGN ENTITIES MAY LIMIT OR ADVERSELY EFFECT OUR ABILITY TO ACQUIRE PRC COMPANIES.

      Regulations were recently promulgated by the PRC State Development and Reform Commission, or SDRC, and the PRC SAFE, that will require registrations with, and approvals from, PRC government authorities in connection with direct or indirect offshore investment activities by PRC residents and PRC corporate entities. If an offshore company controlled by PRC residents intends to acquire a PRC company, such acquisition will be subject to strict examination by the relevant foreign exchange authorities. The regulations also state that the approval of the relevant foreign exchange authorities is required for any sale or transfer by the PRC residents of a PRC company's assets or equity interests to foreign entities, such as us, for equity interests or assets of the foreign entities.

      If a PRC shareholder with a direct or indirect stake in an offshore parent company fails to make the required SAFE registration, the PRC subsidiaries of such offshore parent company may be prohibited from making distributions of profit to the offshore parent and from paying the offshore parent proceeds from any reduction in capital, share transfer or liquidation in respect of the PRC subsidiaries. Further, failure to comply with the various SAFE registration requirements described above could result in liability under PRC law for foreign exchange evasion.

      As a result of the foregoing, we cannot assure you that we or the owners of the target business we intend to acquire, as the case may be, will be able to complete the necessary approval, filings and registrations for a proposed business combination. This may restrict our ability to implement our acquisition strategy and adversely affect our operations.


IF WE DETERMINE TO CHANGE DOMICILES IN CONNECTION WITH A BUSINESS COMBINATION, THE NEW JURISDICTION'S LAWS WILL LIKELY GOVERN ALL OF OUR MATERIAL AGREEMENTS AND WE MAY NOT BE ABLE TO ENFORCE OUR LEGAL RIGHTS.

      In connection with a business combination, we may determine to relocate the home jurisdiction of our business from Delaware to a jurisdiction outside of the United States, including China. If we determine to do this, the new jurisdiction's corporate law will control our corporate governance requirements and will determine the rights of our stockholders. The new jurisdiction's corporate law may provide less protection to our stockholders than is afforded by Delaware law. In addition, upon reincorporation, we may become a "foreign private issuer" for purposes of United States securities laws, which means that we may be subject to less stringent reporting requirements and that some provisions of the United States securities laws (such as the proxy rules and the short-swing trading rules) would not apply to us. In addition, if we were to relocate to a foreign jurisdiction, whether or not we reincorporate outside the United States, the new jurisdiction's laws will likely govern all of our material agreements. We cannot assure you that the system of laws and the enforcement of existing laws in such jurisdiction would be as certain in implementation and interpretation as in the United States. The inability to enforce or obtain a remedy under any of our future agreements in a new jurisdiction could result in a significant loss of business, business opportunities or capital. Any such reincorporation will likely subject us to foreign regulation, including foreign taxation.

                                 USE OF PROCEEDS

      We estimate that the net proceeds of this offering will be as set forth in the following table:


                                                                        Without Over-               Over-Allotment
                                                                        llotment Option             Option Exercised
                                                                        ---------------             ----------------
Gross proceeds..................................................         $30,000,000.00              $34,500,000.00

Offering expenses(1)
   Underwriting discount (8% of gross proceeds).................           2,400,000.00                2,760,000.00
   Underwriting non-accountable expense allowance
         (1% of gross proceeds).................................             300,000.00                  300,000.00
   Legal fees and expenses (including blue sky services
         and expenses)..........................................             350,000.00                  350,000.00
   Miscellaneous expenses.......................................              43,339.54                   43,339.54
   Printing and engraving expenses..............................              60,000.00                   60,000.00
   Accounting fees and expenses.................................              25,000.00                   25,000.00
   SEC registration fee.........................................              11,440.45                   11,440.45
   NASD registration fee........................................              10,220.01                   10,220.01

Net proceeds
   Held in trust................................................          25,835,000.00               29,835,000.00
   Not held in trust............................................             965,000.00                1,105,000.00
                                                                         --------------              --------------
         Total net proceeds.....................................         $26,800,000.00              $30,940,000.00
                                                                         ==============              ==============

Use of net proceeds not held in trust
   Payment of administrative fee to Chardan
        Capital, LLC ($7,500 per month for two years) ..........        $180,000   (18.7%)           $  180,000     (16.3%)
   Legal, accounting and other expenses attendant to
        the due diligence investigations, structuring and
        negotiation of a business combination ..................         150,000   (15.5%)              150,000     (13.6%)
   Due diligence of prospective target businesses ..............          50,000    (5.2%)               50,000      (4.5%)
   Legal and accounting fees relating to SEC reporting
        obligations ............................................          40,000    (4.1%)               40,000      (3.6%)
   Working capital to cover miscellaneous expenses,
        D&O insurance and reserves .............................         545,000   (56.5%)              685,000     (62.0%)
                                                                        --------  ------             ----------  --------
            Total ..............................................        $965,000  (100.0%)           $1,105,000    (100.0%)
                                                                        ========  ======             ==========  ========


----------

(1) A portion of the offering expenses have been paid from the funds we received from Kerry Propper and Chardan Capital Partners described below. These funds will be repaid out of the proceeds of this offering not being placed in trust upon consummation of this offering.


      $25,835,000, or $29,835,000 if the underwriters' over-allotment option is exercised in full, of net proceeds will be placed in a trust account at Lehman Brothers Inc. maintained by Continental Stock Transfer & Trust Company, New York, New York, as trustee. The proceeds will not be released from the trust account until the earlier of the completion of a business combination or our liquidation. The proceeds held in the trust account may be used as consideration to pay the sellers of a target business with which we complete a business combination.

      The payment to Chardan Capital, LLC, an affiliate of Dr. Richard D. Propper, our chairman of the board, Li Zhang, our chief executive officer, and Jiangnan Huang, our executive vice president, of a monthly fee of $7,500 is for general and administrative services including office space, utilities and secretarial support. Chardan Capital, LLC will also be paid a similar monthly fee of $7,500 for general and administrative services to be used by Chardan China III. This arrangement is being agreed to by Chardan Capital, LLC for our benefit and is not intended to provide Dr. Propper and Messrs. Zhang and Huang compensation in lieu of a salary. We believe, based on rents and fees for similar services in the San Diego metropolitan area, that the fee charged by Chardan Capital, LLC is at least as favorable as we could have obtained from an unaffiliated person. Upon completion of a business combination or the distribution of the trust account to our public stockholders, we will no longer be required to pay this monthly fee.


      We intend to use the excess working capital (approximately $545,000, or $685,000 if the over-allotment option is exercised in full) for director and officer liability insurance premiums (approximately $80,000), with the balance of $465,000, or $605,000 if the over-allotment option is exercised in full, being held in reserve in the event due diligence, legal, accounting and other expenses of structuring and negotiating business combinations exceed our estimates, as well as for reimbursement of any out-of-pocket expenses incurred by our existing stockholders in connection with activities on our behalf as described below. We believe that the excess working capital will be sufficient to cover the foregoing expenses and reimbursement costs. We could use a portion of the funds not being placed in trust to pay fees to consultants to assist us with our search for a target business. Although we do not have any current intention to do so, we could also use a portion of the funds not being placed in trust as a down payment or to fund a "no-shop" provision with respect to a particular proposed business combination. If we did, the amount that would be used as a down payment or to fund a "no-shop" provision would be determined based on the terms of the specific business combination and the amount of our available funds at the time. Forfeiture of such funds (whether as a result of our breach or otherwise) could result in our not having sufficient funds to continue searching for, or conducting due diligence with respect to, potential target businesses.


      To the extent that our capital stock is used in whole or in part as consideration to effect a business combination, the proceeds held in the trust account as well as any other net proceeds not expended will be used to finance the operations of the target business.

      Kerry Propper, our chief financial officer, secretary and director, and Chardan Capital Partners, one of our stockholders, have advanced to us a total of $80,000 which was used to pay a portion of the expenses of this offering referenced in the line items above for SEC registration fee, NASD registration fee and legal and audit fees and expenses. The loans will be payable without interest on the earlier of April 11, 2006 or the consummation of this offering. The loans will be repaid out of the proceeds of this offering not being placed in trust.

      The net proceeds of this offering not held in the trust account and not immediately required for the purposes set forth above will be invested only in United States "government securities" within the meaning of Secion 2(a)(16) of the Investment Company Act of 1940 having a maturity of 180 days or less so that we are not deemed to be an investment company under the Investment Company Act. The interest income derived from investment of these net proceeds during this period will be used to defray our general and administrative expenses, as well as costs relating to compliance with securities laws and regulations, including associated professional fees, until a business combination is completed.

      We believe that, upon consummation of this offering, we will have sufficient available funds to operate for at least the next 24 months, assuming that a business combination is not consummated during that time.

      Commencing on the date of this prospectus through the consummation of the acquisition of the target business, we will pay Chardan Capital, LLC the fee described above. Other than this $7,500 per month administrative fee, no compensation of any kind (including finder's, consulting or other similar fees) will be paid to any of our existing officers, directors or stockholders, or any of their affiliates, prior to, or for any services they render in order to effectuate, the consummation of the business combination. However, such individuals will receive reimbursement for any out-of-pocket expenses incurred by them in connection with activities on our behalf, such as identifying potential target businesses and performing due diligence on suitable business combinations. Since the role of present management after a business combination is uncertain, we have no ability to determine what remuneration, if any, will be paid to those persons after a business combination.

      A public stockholder will be entitled to receive funds from the trust account (including interest earned on his, her or its portion of the trust account) only in the event of our liquidation or if that public stockholder were to seek to convert such shares into cash in connection with a business combination which the public stockholder voted against and which we consummate. In no other circumstances will a public stockholder have any right or interest of any kind to or in the trust account.

                                    DILUTION

      The difference between the public offering price per share of our common stock, assuming no value is attributed to the warrants included in the units, and the pro forma net tangible book value per share of our common stock after this offering constitutes the dilution to investors in this offering. Net tangible book value per share is determined by dividing our net tangible book value, which is our total tangible assets less total liabilities (including the value of common stock which may be converted into cash), by the number of outstanding shares of our common stock.


      At April 30, 2005, our net tangible book value was a deficiency of $940, or approximately $.00 per share of common stock. After giving effect to the sale of 5,000,000 shares of common stock included in the units, and the deduction of underwriting discounts and estimated expenses of this offering, our pro forma net tangible book value at April 30, 2005 would have been $21,659,643 or $4.13 per share, representing an immediate increase in net tangible book value of $4.09 per share to the existing stockholders and an immediate dilution of $1.87 per share or 31.17% to new investors not exercising their conversion rights. For purposes of presentation, our pro forma net tangible book value after this offering is approximately $5,164,417 less (and calculated based on approximately 999,500 less shares of common stock) than it otherwise would have been because if we effect a business combination, the conversion rights to the public stockholders may result in the conversion into cash of up to approximately 19.99% of the aggregate number of the shares sold in this offering at a per share conversion price equal to the amount in the trust account as of two business days prior to the consummation of the proposed business combination, inclusive of any interest, divided by the number of shares of common stock sold in this offering.

      The following table illustrates the dilution to the new investors on a per share basis, assuming no value is attributed to the warrants included in the units:


Public offering price ...........................................          $6.00
     Net tangible book value before this offering ...............    $  --
     Increase attributable to new investors .....................     4.13
                                                                     -----
Pro forma net tangible book value after this offering ...........           4.13
                                                                           -----
Dilution to new investors .......................................          $1.87
                                                                           =====


      The following table sets forth information with respect to our existing stockholders and the new investors:


                                SHARES PURCHASED               TOTAL CONSIDERATION
                                ----------------               -------------------          PRICE
                           NUMBER        PERCENTAGE        AMOUNT         PERCENTAGE      PER SHARE
                           ------        ----------        ------         ----------      ---------
Existing stockholders      1,250,000            20.0%    $    25,000             0.1%    $      0.02
New investors .......      5,000,000            80.0%    $30,000,000            99.9%    $      6.00
                           ---------     -----------     -----------     -----------     -----------
                           6,250,000           100.0%    $30,025,000           100.0%
                           =========     ===========     ===========     ===========


The pro forma net tangible book value after the offering is calculated as follows:


Numerator:
         Net tangible book value before this offering .............    $       (940)
         Proceeds from this offering ..............................      26,800,000
         Offering costs paid in advance and excluded
                  from net tangible book value before this offering          25,000
         Less: Proceeds held in trust subject to conversion to
                  cash ($25,835,000 x 19.99%) .....................      (5,164,417)
                                                                       ------------
                                                                       $ 21,659,643
                                                                       ============
Denominator:
         Shares of common stock outstanding prior to this offering        1,250,000
         Shares of common stock included in the units offered .....       5,000,000
         Less: Shares subject to conversion (5,000,000 x 19.99%) ..        (999,500)
                                                                       ------------
                                                                          5,250,500
                                                                       ============

                                 CAPITALIZATION

      The following table sets forth our capitalization at April 30, 2005 and as adjusted to give effect to the sale of our units and the application of the estimated net proceeds derived from the sale of our units:


                                                                            APRIL 30, 2005
                                                                            --------------
                                                                                          AS
                                                                       ACTUAL          ADJUSTED
                                                                       ------          --------
Common stock, $.0001 par value, -0- and 999,500 shares which are
 subject to possible conversion, shares at conversion value ....    $         --     $  5,164,417
                                                                    ============     ============
Stockholders' equity:
  Preferred stock, $.0001 par value, 1,000,000 shares
   authorized; none issued or outstanding ......................              --               --
                                                                    ============     ============
  Common stock, $.0001 par value, 20,000,000 shares authorized;
   1,250,000 shares issued and outstanding; 5,250,500 shares
   issued and outstanding, actual (excluding 999,500 shares
   subject to possible conversion), as adjusted ................             125              525
   Additional paid-in capital ..................................          24,875       21,660,058
   Deficit accumulated during the development stage ............            (940)            (940)
                                                                    ------------     ------------
         Total stockholders' equity: ...........................          24,060       21,659,643
                                                                    ============     ============
         Total capitalization ..................................    $     24,060     $ 26,824,060
                                                                    ============     ============


      If we consummate a business combination, the conversion rights afforded to our public stockholders may result in the conversion into cash of up to approximately 19.99% of the aggregate number of shares sold in this offering at a per share conversion price equal to the amount in the trust account, inclusive of any interest thereon, as of two business days prior to the proposed consummation of a business combination, divided by the number of shares sold in this offering.

                      MANAGEMENT'S DISCUSSION AND ANALYSIS
                OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

      We were formed on March 10, 2005 to serve as a vehicle to effect a merger, capital stock exchange, asset acquisition or other similar business combination with an operating business that has its primary operating facilities located in the People's Republic of China in any city or province north of the Yangtze River. We intend to utilize cash derived from the proceeds of this offering, our capital stock, debt or a combination of cash, capital stock and debt, in effecting a business combination. The issuance of additional shares of our capital stock:

      o     may significantly reduce the equity interest of our stockholders;

      o may subordinate the rights of holders of common stock if preferred stock is issued with rights senior to those afforded to our common stock;

      o will likely cause a change in control if a substantial number of our shares of common stock are issued, which may affect, among other things, our ability to use our net operating loss carry forwards, if any, and most likely will also result in the resignation or removal of our present officers and directors; and

      o     may adversely affect prevailing market prices for our common stock.

Similarly, if we issue debt securities, it could result in:

      o default and foreclosure on our assets if our operating revenues after a business combination are insufficient to pay our debt obligations;

      o acceleration of our obligations to repay the indebtedness even if we have made all principal and interest payments when due if the debt security contains covenants that required the maintenance of certain financial ratios or reserves and any such covenant is breached without a waiver or renegotiation of that covenant;

      o our immediate payment of all principal and accrued interest, if any, if the debt security is payable on demand; and

      o our inability to obtain additional financing, if necessary, if the debt security contains covenants restricting our ability to obtain additional financing while such security is outstanding.

      We have neither engaged in any operations nor generated any revenues to date. Our entire activity since inception has been to prepare for our proposed fundraising through an offering of our equity securities.

      We estimate that the net proceeds from the sale of the units, after deducting offering expenses of approximately $800,000, including $300,000 evidencing the underwriters' non-accountable expense allowance of 1% of the gross proceeds, and underwriting discounts of approximately $2,400,000, or $2,760,000 if the over-allotment option is exercised in full, will be approximately $26,800,000, or $30,940,000 if the over-allotment option is exercised in full. Of this amount, $25,835,000, or $29,835,000 if the over-allotment option is exercised in full, will be held in trust and the remaining $965,000, or $1,105,000 if the over-allotment option is exercised in full, will not be held in trust. We intend to use substantially all of the net proceeds of this offering to acquire a target business, including identifying and evaluating prospective acquisition candidates, selecting the target business, and structuring, negotiating and consummating the business combination. To the extent that our capital stock is used in whole or in part as consideration to effect a business combination, the proceeds held in the trust account as well as any other net proceeds not expended will be used to finance the operations of the target business. We believe that, upon consummation of this offering, the funds available to us outside of the trust account will be sufficient to allow us to operate for at least the next 24 months, assuming that a business combination is not consummated during that time. Over this time period, we anticipate that we will incur approximately $180,000 for the administrative fee payable to Chardan Capital, LLC ($7,500 per month for two years), $150,000 of expenses for legal, accounting and other expenses attendant to the due diligence investigations, structuring and negotiating of a business combination, $50,000 of expenses for the due diligence and investigation of a target business, $40,000 of expenses in legal and accounting fees relating to our SEC reporting obligations and $545,000, or $685,000 if the over-allotment option is exercised in full, for general working capital that will be used for miscellaneous expenses and reserves, including approximately $80,000 for director and officer liability insurance premiums. We do not believe we will need to raise additional funds following this offering in order to meet the expenditures required for operating our business. However, we may need to raise additional funds through a private offering of debt or equity securities if such funds are required to consummate a business combination that is presented to us, although we have not entered into any such arrangement and have no current intention of doing so.


      We are obligated, commencing on the date of this prospectus, to pay to Chardan Capital, LLC, an affiliate of Dr. Propper and Messrs. Zhang and Huang, a monthly fee of $7,500 for general and administrative services. In addition, on April 11, 2005, Kerry Propper and Chardan Capital Partners advanced a total of $80,000 to us, on a non-interest bearing basis, for payment of offering expenses on our behalf. The loans will be payable without interest on the earlier of April 11, 2006 or the consummation of this offering. The loans will be repaid out of the proceeds of this offering not being placed in trust.


      We have agreed to issue to the representative of the underwriters, for $100, an option to purchase up to a total of 250,000 units. We estimate that the fair value of this option is approximately $550,000 ($2.20 per unit) using a Black-Scholes option-pricing model. The fair value of the option granted to the representative is estimated as of the date of grant using the following assumptions: (1) expected volatility of 44.5%, (2) risk-free interest rate of 3.8% and (3) expected life of 5 years.

                                PROPOSED BUSINESS

INTRODUCTION

      We are a Delaware blank check company incorporated on March 10, 2005 in order to serve as a vehicle for the acquisition of an operating business that has its primary operating facilities located in the People's Republic of China in any city or province north of the Yangtze River, including but not limited to the Jiangshu and Hubei provinces and Chongging.

      Simultaneously with our formation, our principals incorporated Chardan China III formed for the purpose of effecting a merger, capital stock exchange, asset acquisition or other similar business combination with an operating business that has its primary operating facilities located in the People's Republic of China in any city or province south of the Yangtze River. We believe that conducting these two offerings simultaneously will be beneficial to us for a number of reasons, including allowing us to allocate expenses between us and Chardan III such as airfare, lodging and other expenses in connection with traveling to and from China, thereby reducing the cost to each of us.

      All of our principals are also principals of Chardan China Acquisition Corp. Both we and Chardan China III have agreed that, unless and until Chardan China Acquisition Corp. consummates a business combination or liquidates prior thereto, neither will execute a letter of intent, agreement in principle or definitive agreement for a business combination. Accordingly, if the business combination between Chardan China Acquisition Corp. and Origin fails for any reason, our principals will have a pre-existing fiduciary obligation to Chardan China Acquisition Corp. and will offer it all suitable business opportunities prior to offering it to us or Chardan China III.

OPPORTUNITIES IN CHINA

      Opportunities for market expansion have emerged for businesses with operations in China due to certain changes in the PRC's political, economic and social policies as well as certain fundamental changes affecting the PRC and its neighboring countries. We believe that China represents both a favorable environment for making acquisitions and an attractive operating environment for a target business for several reasons, including:

      o prolonged economic expansion within China, including gross domestic product growth of approximately 9% on average over the last 25 years, including 9.5% in 2004, with forecasted growth of more than 8% for 2005 (ChinaDaily.com, October 20, 2004);

      o     attractive valuations for target businesses within China;

      o increased government focus within China on privatizing assets, improving foreign trade and encouraging business and economic activity;

      o favorable labor rates and efficient, low-cost manufacturing capabilities;

      o the recent entry of China into the World Trade Organization, the sole global international organization dealing with the rules of trade between nations, which may lead to a reduction on tariffs for industrial products, a reduction in trade restrictions and an increase in trading with the United States; and

      o the fact that China's public equity markets are not as well developed and active as the equity markets within the United States and are characterized by companies with relatively small market capitalizations and low trading volumes.

We believe that these factors and others should enable us to acquire a target business with growth potential on favorable terms.

GOVERNMENT REGULATIONS

      Government regulations relating to foreign exchange controls


      The principal regulation governing foreign exchange in China is the Foreign Currency Administration Rules (IPPS), as amended. Under these rules, the Renminbi, China's currency, is freely convertible for trade and service related foreign exchange transactions, but not for direct investment, loan or investment in securities outside of China unless the prior approval of the State Administration for Foreign Exchange ("SAFE") of China is obtained. Foreign investment enterprises ("FIEs") are required to apply to the SAFE for "Foreign Exchange Registration Certificates for FIEs." Following a business combination, we will likely be an FIE as a result of our ownership structure. With such registration certificates, which need to be renewed annually, FIEs are allowed to open foreign currency accounts including a "basic account" and "capital account." Currency translation within the scope of the "basic account," such as remittance of foreign currencies for payment of dividends, can be effected without requiring the approval of the SAFE. However, conversion of currency in the "capital account," including capital items such as direct investment, loans and securities, still require approval of the SAFE. This prior approval may delay or impair our ability to operate following a business combination.


      Government regulations relating to taxation


      According to the PRC income Tax Law of Foreign Investment Enterprises and Foreign Enterprises and the Implementation Rules for the Income Tax Law, the standard Enterprise Income Tax ("EIT") rate of FIEs is 33%, reduced or exempted in some cases under any applicable laws or regulations. Income such as dividends and profits derived from the PRC by a foreign enterprise which has no establishment in the PRC is subject to a 20% withholding tax, unless reduced or exempted by any applicable laws or regulations. The profit derived by a foreign investor from a FIE is currently exempted from EIT. However, if this exemption were to be removed in the future, we might be required to deduct certain amounts from dividends we may pay to our stockholders following a business combination to pay corporate withholding taxes.

EFFECTING A BUSINESS COMBINATION

      General

      We are not presently engaged in, and we will not engage in, any substantive commercial business for an indefinite period of time following this offering. We intend to utilize cash derived from the proceeds of this offering, as well as our existing cash, our capital stock, debt or a combination of these in effecting a business combination. Although substantially all of the net proceeds of this offering are intended to be generally applied toward effecting a business combination as described in this prospectus, the proceeds are not otherwise being designated for any more specific purposes. Accordingly, investors in this offering are investing without first having an opportunity to evaluate the specific merits or risks of any one or more business combinations. A business combination may involve the acquisition of, or merger with, a company which does not need substantial additional capital but which desires to establish a public trading market for its shares, while avoiding what it may deem to be adverse consequences of undertaking a public offering itself. These include time delays, significant expense, loss of voting control and compliance with various Federal and state securities laws. In the alternative, we may seek to consummate a business combination with a company that may be financially unstable or in its early stages of development or growth. While we may seek to effect business combinations with more than one target business, we will probably have the ability, as a result of our limited resources, to effect only a single business combination.

      We have not identified a target business



      To date, we have not selected any target business on which to concentrate our search for a business combination. Our officers, directors, promoters and other affiliates have not engaged in discussions on our behalf with representatives of other companies regarding the possibility of a potential merger, capital stock exchange, asset acquisition or other similar business combination with us, nor have we, nor any of our agents of affiliates, been approached by any candidates (or representatives of any candidates) with respect to a possible acquisition transaction with us. Additionally, we have not contacted any of the prospective target businesses of Chardan China Acquisition Corp. and do not intend to do so unless the operations, profits or prospects of such target business improved significantly and we were made aware of such change. At this time, we do not anticipate this happening. We have also not, nor has anyone on our behalf, taken any measure, directly or indirectly, to identify or locate any suitable acquisition candidate, nor have we engaged or retained any agent or other representative to identify or locate such an acquisition candidate. We have also not conducted any research with respect to identifying the number and characteristics of the potential acquisition candidates. As a result, we cannot assure you that we will be able to locate a target business or that we will be able to engage in a business combination with a target business on favorable terms.



      Subject to the limitations that a target business have its primary operating facilities located in the PRC in any city or province north of the Yangtze River and have a fair market value of at least 80% of our net assets at the time of the acquisition, as described below in more detail, we will have virtually unrestricted flexibility in identifying and selecting a prospective acquisition candidate. We have not established any other specific attributes or criteria (financial or otherwise) for prospective target businesses. Accordingly, there is no basis for investors in this offering to evaluate the possible merits or risks of the target business with which we may ultimately complete a business combination. To the extent we effect a business combination with a financially unstable company or an entity in its early stage of development or growth, including entities without established records of sales or earnings, we may be affected by numerous risks inherent in the business and operations of financially unstable and early stage or potential emerging growth companies. Although our management will endeavor to evaluate the risks inherent in a particular target business, we cannot assure you that we will properly ascertain or assess all significant risk factors.

      Sources of target businesses


      While we have not yet identified any acquisition candidates, we believe that there are numerous acquisition candidates in the PRC that we intend to target. We anticipate that target business candidates will be brought to our attention from various unaffiliated sources, including investment bankers, venture capital funds, private equity funds, leveraged buyout funds, management buyout funds and other members of the financial community, who may present solicited or unsolicited proposals. Our existing stockholders, including our officers and directors, as well as their affiliates may also bring to our attention target business candidates that they become aware of through their business contacts. While we do not presently anticipate engaging the services of professional firms or other individuals that specialize in business acquisitions on any formal basis, and have no arrangements or understandings, preliminary or otherwise, with respect to such engagements, we may engage these firms (including Best of Best, a firm that assisted Chardan China Acquisition Corp. with its business combination) or other individuals in the future, in which event we may pay a finder's fee or other compensation to be determined in an arm's length negotiation based on the terms of the transaction. In no event, however, will any of our existing officers, directors or stockholders or any entity with which they are affiliated be paid any finders fee, consulting fee or other compensation prior to, or for any services they render in order to effectuate, the consummation of a business combination.


      Selection of a target business and structuring of a business combination

      Subject to the requirement that our initial business combination must be with a target business that has its primary operating facilities located in the PRC in any city or province north of the Yangtze River and have a fair market value that is at least equal to 80% of our net assets at the time of such acquisition, our management will have virtually unrestricted flexibility in identifying and selecting a prospective target business. We have not established any other specific attributes or criteria (financial or otherwise) for prospective target businesses. In evaluating a prospective target business, our management will consider, among other factors, the following:

      o     financial condition and results of operation;

      o     growth potential;

      o experience and skill of management and availability of additional personnel;

      o     capital requirements;

      o     competitive position;

      o     barriers to entry;

      o     stage of development of the products, processes or services;

      o degree of current or potential market acceptance of the products, processes or services;

      o proprietary features and degree of intellectual property or other protection of the products, processes or services;

      o     regulatory environment of the industry; and

      o     costs associated with effecting the business combination.


      These criteria are not intended to be exhaustive. Any evaluation relating to the merits of a particular business combination will be based, to the extent relevant, on the above factors as well as other considerations deemed relevant by our management in effecting a business combination consistent with our business objective. In evaluating a prospective target business, we will conduct an extensive due diligence review which will encompass, among other things, meetings with incumbent management and inspection of facilities, as well as review of financial and other information which is made available to us. We will also seek to have all prospective target businesses execute agreements with us waiving any right, title, interest or claim of any kind in or to any monies held in the trust account. If any prospective target business refuses to execute such agreement, it is unlikely we would continue negotiations with such target business.

      The time and costs required to select and evaluate a target business and to structure and complete the business combination cannot presently be ascertained with any degree of certainty. Any costs incurred with respect to the identification and evaluation of a prospective target business with which a business combination is not ultimately completed will result in a loss to us and reduce the amount of capital available to otherwise complete a business combination.

      Fair market value of target business

      The initial target business that we acquire must have a fair market value equal to at least 80% of our net assets at the time of such acquisition, including any amount held in the trust fund subject to the conversion rights described below, although we may acquire a target business whose fair market value significantly exceeds 80% of our net assets. In order to consummate such an acquisition, we may issue a significant amount of our debt or equity securities to the sellers of such businesses and/or seek to raise additional funds through a private offering of our debt or equity securities. Since we have no specific business combination under consideration, we have not entered into any such fund raising arrangement and have no current intention of doing so. The fair market value of such business will be determined by our board of directors based upon standards generally accepted by the financial community, such as actual and potential sales, earnings and cash flow and book value. If our board is not able to independently determine that the target business has a sufficient fair market value, we will obtain an opinion from an unaffiliated, independent investment banking firm that is a member of the National Association of Securities Dealers, Inc. with respect to the satisfaction of such criteria. Since any opinion, if obtained, would merely state that fair market value meets the 80% of net assets threshold, it is not anticipated that copies of such opinion would be distributed to our stockholders, although copies will be provided to stockholders who request it. We will not be required to obtain an opinion from an investment banking firm as to the fair market value if our board of directors independently determines that the target business complies with the 80% threshold.


      Lack of business diversification

      While we may seek to effect business combinations with more than one target business, our initial business combination must be with a target business which satisfies the minimum valuation standard at the time of such acquisition, as discussed above. Consequently, it is probable that initially we will have the ability to effect only a single business combination. Accordingly, the prospects for our success may be entirely dependent upon the future performance of a single business. Unlike other entities which may have the resources to complete several business combinations of entities operating in multiple industries or multiple areas of a single industry, it is probable that we will not have the resources to diversify our operations or benefit from the possible spreading of risks or offsetting of losses. By consummating a business combination with only a single entity, our lack of diversification may:

      o subject us to numerous economic, competitive and regulatory developments, any or all of which may have a substantial adverse impact upon the particular industry in which we may operate subsequent to a business combination, and

      o result in our dependency upon the development or market acceptance of a single or limited number of products, processes or services.

      Limited ability to evaluate the target business' management


      Although we intend to closely scrutinize the management of a prospective target business when evaluating the desirability of effecting a business combination, we cannot assure you that our assessment of the target business' management will prove to be correct. In addition, we cannot assure you that the future management will have the necessary skills, qualifications or abilities to manage a public company. Furthermore, the future role of our officers and directors, if any, in the target business following a business combination cannot presently be stated with any certainty. While it is possible that some or all of our key personnel will remain associated in senior management or advisory positions with us following a business combination, it is unlikely that any of them will devote their full efforts to our affairs subsequent to a business combination. Moreover, they would only be able to remain with the company after the consummation of a business combination if they are able to negotiate employment or consulting agreements in connection with the business combination. Such negotiations would take place simultaneously with the negotiation of the business combination and could provide for such individuals to receive compensation in the form of cash payments and/or our securities for services they would render to the company after the consummation of the business combination. While the personal and financial interests of such individuals may influence their motivation in identifying and selecting a target business, the ability of such individuals to remain with the company after the consummation of a business combination will not be the determining factor in our decision as to whether or not we will proceed with any potential business combination. Additionally, we cannot assure you that our officers and directors will have significant experience or knowledge relating to the operations of the particular target business.

      Following a business combination, we may seek to recruit additional managers to supplement the incumbent management of the target business. We cannot assure you that we will have the ability to recruit additional managers, or that any such additional managers we do recruit will have the requisite skills, knowledge or experience necessary to enhance the incumbent management.

      Opportunity for stockholder approval of business combination

      Prior to the completion of a business combination, we will submit the transaction to our stockholders for approval, even if the nature of the acquisition is such as would not ordinarily require stockholder approval under applicable state law. In connection with seeking stockholder approval of a business combination, we will furnish our stockholders with proxy solicitation materials prepared in accordance with the Securities Exchange Act of 1934, as amended, which, among other matters, will include a description of the operations of the target business and audited historical financial statements of the business.

      In connection with the vote required for any business combination, all of our existing stockholders, including all of our officers and directors, have agreed to vote their respective shares of common stock owned by them immediately prior to this offering in accordance with the majority of the shares of common stock voted by the public stockholders. This voting arrangement shall not apply to shares included in units purchased in this offering or purchased following this offering in the open market by any of our existing stockholders, officers and directors. Accordingly, they may vote these shares on a proposed business combination any way they choose. We will proceed with the business combination only if a majority of the shares of common stock voted by the public stockholders are voted in favor of the business combination and public stockholders owning less than 20% of the shares sold in this offering both exercise their conversion rights and vote against the business combination.

      Conversion rights


      At the time we seek stockholder approval of any business combination, we will offer each public stockholder the right to have such stockholder's shares of common stock converted to cash if the stockholder votes against the business combination and the business combination is approved and completed. Our existing stockholders will not have such conversion rights with respect to the shares of common stock owned by them prior to this offering, but will have such rights with respect to shares purchased by them in the offering or after market. The actual per share conversion price will be equal to the amount in the trust account, inclusive of any interest (calculated as of two business days prior to the consummation of the proposed business combination), divided by the number of shares sold in this offering. Without taking into any account interest earned on the trust account, the initial per share conversion price would be $5.167, or $0.833 less than the per unit offering price of $6.00. An eligible stockholder may request conversion at any time after the mailing to our stockholders of the proxy statement and prior to the vote taken with respect to a proposed business combination at a meeting held for that purpose, but the request will not be granted unless the stockholder votes against the business combination and the business combination is approved and completed. Any request for conversion, once made, may be withdrawn at any time up to the date of the meeting. It is anticipated that the funds to be distributed to stockholders entitled to convert their shares who elect conversion will be distributed promptly after completion of a business combination. Any public stockholder who converts his, her or its stock into his, her or its share of the trust account still has the right to exercise the warrants that he, she or it received as part of the units. We will not complete any business combination if public stockholders, owning 20% or more of the shares sold in this offering, both exercise their conversion rights and vote against the business combination.


      Liquidation if no business combination

      If we do not complete a business combination within 18 months after the consummation of this offering, or within 24 months after the consummation of this offering if the extension criteria described below have been satisfied, we will be dissolved and distribute to all of our public stockholders, in proportion to their respective equity interests, an aggregate sum equal to the amount in the trust account, inclusive of any interest, plus any remaining net assets. Our existing stockholders have waived their rights to participate in any liquidation distribution with respect to shares of common stock owned by them immediately prior to this offering. There will be no distribution from the trust account with respect to our warrants which will expire worthless. We will pay the costs of liquidation and dissolution from our remaining assets outside of the trust fund.


      If we were to expend all of the net proceeds of this offering, other than the proceeds deposited in the trust account, and without taking into account interest, if any, earned on the trust account, the initial per share liquidation price would be $5.167, or $0.833 less than the per-unit offering price of $6.00. The proceeds deposited in the trust account could, however, become subject to the claims of our creditors which could be prior to the claims of our public stockholders. We cannot assure you that the actual per share liquidation price will not be less than $5.167, plus interest, due to claims of creditors. Our directors and several individuals affiliated with companies they are associated with have severally agreed, pursuant to agreements with us and EarlyBirdCapital, that, if we liquidate prior to the consummation of a business combination, they will be personally liable to pay debts and obligations to target businesses or vendors or other entities that are owed money by us for services rendered or contracted for or products sold to us in excess of the net proceeds of this offering not held in the trust account. We cannot assure you, however, that they would be able to satisfy those obligations.

      If we enter into either a letter of intent, an agreement in principle or a definitive agreement to complete a business combination prior to the expiration of 18 months after the consummation of this offering, but are unable to complete the business combination within the 18-month period, then we will have an additional six months in which to complete the business combination contemplated by the letter of intent, agreement in principle or definitive agreement. If we are unable to do so within 24 months following the consummation of this offering, we will then liquidate. Upon notice from us, the trustee of the trust account will commence liquidating the investments constituting the trust account and will turn over the proceeds to our transfer agent for distribution to our public stockholders. We anticipate that our instruction to the trustee would be given promptly after the expiration of the applicable 18-month or 24-month period.

      A public stockholder will be entitled to receive funds from the trust account only in the event of our liquidation or if he, she or it seeks to convert his, her or its shares into cash upon our completion of a business combination which that stockholder voted against and which is completed by us. In no other circumstances will a stockholder have any right or interest of any kind to or in the trust account.

COMPETITION


      In identifying, evaluating and selecting a target business, we may encounter intense competition from other entities having a business objective similar to ours. There are approximately 25 blank check companies with more than $1.09 billion in trust that are seeking to carry out a business plan similar to our business plan and there are likely to be more blank check companies filing registration statements for initial public offerings after the date of this prospectus and prior to our completion of a business combination. Additionally, we may be subject to competition from other companies looking to expand their operations through the acquisition of a target business. Many of these entities are well established and have extensive experience identifying and effecting business combinations directly or through affiliates. Many of these competitors possess greater technical, human and other resources than us, and our financial resources will be relatively limited when contrasted with those of many of these competitors. While we believe there may be numerous potential target businesses that we could acquire with the net proceeds of this offering, our ability to compete in acquiring certain sizable target businesses will be limited by our available financial resources. This inherent competitive limitation gives others an advantage in pursuing the acquisition of a target business. Further:



      o our obligation to seek stockholder approval of a business combination may delay the completion of a transaction;

      o our obligation to convert into cash shares of common stock held by our public stockholders to such holders that both vote against the business combination and exercise their conversion rights may reduce the resources available to us for a business combination; and

      o our outstanding warrants and option, and the potential future dilution they represent, may not be viewed favorably by certain target businesses.

Any of these factors may place us at a competitive disadvantage in successfully negotiating a business combination. Our management believes, however, that our status as a public entity and potential access to the United States public equity markets may give us a competitive advantage over privately-held entities having a similar business objective as ours in acquiring a target business with significant growth potential on favorable terms.

      If we succeed in effecting a business combination, there will be, in all likelihood, intense competition from competitors of the target business. We cannot assure you that, subsequent to a business combination, we will have the resources or ability to compete effectively.

FACILITIES


      We maintain our executive offices at 625 Broadway, Suite 1111, San Diego, California. The cost for this space, which is 1,000 square feet, is included in the $7,500 per month fee Chardan Capital, LLC charges us for general and administrative services pursuant to a letter agreement between us and Chardan Capital, LLC. We share this space with Chardan Capital, LLC, Chardan China Acquisition Corp. and Chardan China III. We believe, based on rents and fees for similar services in the San Diego metropolitan area, that the fee charged by Chardan Capital, LLC is at least as favorable as we could have obtained from an unaffiliated person. We consider our current office space adequate for our current operations.


EMPLOYEES

      We have four executive officers, all of whom are members of our board of directors. These individuals are not obligated to devote any specific number of hours to our matters and intend to devote only as much time as they deem necessary to our affairs. The amount of time they will devote in any time period will vary based on the availability of suitable target businesses to investigate, although we expect Dr. Propper, our chairman of the board, and Li Zhang, our chief executive officer, to each devote an average of approximately ten hours per week to our business. We do not intend to have any full time employees prior to the consummation of a business combination.

PERIODIC REPORTING AND AUDITED FINANCIAL STATEMENTS

      We have registered our units, common stock and warrants under the Securities Exchange Act of 1934, as amended, and have reporting obligations, including the requirement that we file annual, quarterly and current reports with the SEC. In accordance with the requirements of the Securities Exchange Act of 1934, our annual reports will contain financial statements audited and reported on by our independent registered public accountants.

      We will not acquire a target business if audited financial statements based on United States generally accepted accounting principles cannot be obtained for the target business. Additionally, our management will provide stockholders with audited financial statements, prepared in accordance with generally accepted accounting principles, of the prospective target business as part of the proxy solicitation materials sent to stockholders to assist them in assessing the target business. We cannot assure you that any particular target business identified by us as a potential acquisition candidate will have financial statements prepared in accordance with generally accepted accounting principles or that the potential target business will be able to reconcile its financial statements to United States generally accepted accounting principles. The financial statements of a potential target business will be required to be audited in accordance with United States generally accepted accounting standards. To the extent that this requirement cannot be met, we will not be able to acquire the proposed target business. While this may limit the pool of potential acquisition candidates, given the broad range of companies with which we may consummate a business combination, we do not believe that the narrowing of the pool will be material.

COMPARISON TO OFFERINGS OF BLANK CHECK COMPANIES

      The following table compares and contrasts the terms of our offering and the terms of an offering of blank check companies under Rule 419 promulgated by the SEC assuming that the gross proceeds, underwriting discounts and underwriting expenses for the Rule 419 offering are the same as this offering and that the underwriters will not exercise their over-allotment option. None of the terms of a Rule 419 offering will apply to this offering.

                                                      TERMS UNDER A RULE 419
                            TERMS OF OUR OFFERING            OFFERING
                          -----------------------    ---------------------------


ESCROW OF OFFERING
PROCEEDS..............    $25,835,000 of the net     $24,570,000 of the
                          offering proceeds will be  offering proceeds would
                          deposited into a trust     be required to be
                          account at Lehman          deposited into either an
                          Brothers Inc. maintained   escrow account with an
                          by Continental Stock       insured depositary
                          Transfer & Trust Company,  institution or in a
                          acting as trustee.         separate bank account
                                                     established by a
                                                     broker-dealer in which
                                                     the broker-dealer acts as
                                                     trustee for persons
                                                     having the beneficial
                                                     interests in the account.

INVESTMENT OF NET
PROCEEDS..............    The $25,835,000 of net     Proceeds could be
                          offering proceeds held in  invested only in
                          trust will only be         specified securities such
                          invested in U.S.           as a money market fund
                          "government securities"    meeting conditions of the
                          within the meaning of      Investment Company Act of
                          Section 2(a)(16) of the    1940 or in securities
                          Investment Company Act     that are direct
                          of 1940 having a maturity  obligations of, or
                          of 180 days or less.       obligations guaranteed as
                                                     to principal or interest
                                                     by, the United States.


LIMITATION ON FAIR
VALUE OR NET ASSETS
OF TARGET BUSINESS....    The initial target         We would be restricted
                          business that we acquire   from acquiring a target
                          must have a fair market    business unless the fair
                          value equal to at least    value of such business or
                          80% of our net assets at   net assets to be acquired
                          the time of such           represent at least 80% of
                          acquisition.               the maximum offering
                                                     proceeds.

TRADING OF
SECURITIES ISSUED.....    The units may commence     No trading of the units
                          trading on or promptly     or the underlying common
                          after the date of this     stock and  warrants would
                          prospectus. The common     be permitted until the
                          stock and warrants         completion of a business
                          comprising the units will  combination. During this
                          begin to trade separately  period, the securities
                          on the 90th day after the  would be held in the
                          date of this prospectus    escrow or trust account.
                          unless EarlyBirdCapital
                          informs us of its
                          decision to allow earlier
                          separate trading (based
                          upon its assessment of
                          the relative strengths
                          of the securities markets
                          and small capitalization
                          companies in general,
                          and the trading pattern
                          of, and demand for, our
                          securities in
                          particular), provided
                          we have filed with the
                          SEC a Current Report on
                          Form 8-K, which
                          includes an audited
                          balance sheet reflecting
                          our receipt of the
                          proceeds of this
                          offering, including any
                          proceeds we receive from
                          the exercise of the
                          over-allotment option, if
                          such option is exercised
                          prior to the filing of
                          the Form 8-K.

                                                      TERMS UNDER A RULE 419
                            TERMS OF OUR OFFERING            OFFERING
                          -----------------------    ---------------------------
EXERCISE OF THE
WARRANTS..............    The warrants cannot be     The warrants could be
                          exercised until the later  exercised prior to the
                          of the completion of a     completion of a business
                          business combination and   combination, but
                          one year from the date of  securities received and
                          this prospectus and,       cash paid in connection
                          accordingly, will be       with the exercise would
                          exercised only after the   be deposited in the
                          trust fund has been        escrow or trust account.
                          terminated and
                          distributed.

ELECTION TO REMAIN
AN INVESTOR...........    We will give our           A prospectus containing
                          stockholders the           information required by
                          opportunity to vote on     the SEC would be sent to
                          the business combination.  each investor. Each
                          In connection with         investor would be given
                          seeking stockholder        the opportunity to notify
                          approval, we will send     the company, in writing,
                          each stockholder a proxy   within a period of no
                          statement containing       less than 20 business
                          information required by    days and no more than 45
                          the SEC. A stockholder     business days from the
                          following the procedures   effective date of the
                          described in this          post-effective amendment,
                          prospectus is given the    to decide whether he or
                          right to convert his or    she elects to remain a
                          her shares into his or     stockholder of the
                          her pro rata share of the  company or require the
                          trust account. However, a  return of his or her
                          stockholder who does not   investment.  If the
                          follow these procedures    company has not received
                          or a stockholder who does  the notification by the
                          not take any action would  end of the 45th business
                          not be entitled to the     day, funds and interest
                          return of any funds.       or dividends, if any,
                                                     held in the trust or
                                                     escrow account would
                                                     automatically be returned
                                                     to the stockholder.
                                                     Unless a sufficient
                                                     number of investors elect
                                                     to remain investors, all
                                                     of the deposited funds in
                                                     the escrow account must
                                                     be returned to all
                                                     investors and none of the
                                                     securities will be issued.

BUSINESS COMBINATION
DEADLINE..............    A business combination     If an acquisition has not
                          must occur within 18       been consummated within
                          months after the           18 months after the
                          consummation of this       effective date of the
                          offering or within 24      initial registration
                          months after the           statement, funds held in
                          consummation of this       the trust or escrow
                          offering if a letter of    account would be returned
                          intent or definitive       to investors.
                          agreement relating to a
                          prospective business
                          combination was entered
                          into prior to the end of
                          the 18-month period.

                                                      TERMS UNDER A RULE 419
                            TERMS OF OUR OFFERING            OFFERING
                          -----------------------    ---------------------------
RELEASE OF FUNDS......    The proceeds held in the   The proceeds held in the
                          trust account will not be  escrow account would not
                          released until the         be released until the
                          earlier of the completion  earlier of the completion
                          of a business combination  of a business combination
                          and our liquidation upon   or the failure to effect
                          failure to effect a        a business combination
                          business combination       within the allotted time.
                          within the allotted time.

                                   MANAGEMENT

DIRECTORS AND EXECUTIVE OFFICERS

      Our current directors and executive officers are as follows:

      NAME                      AGE   POSITION
      ----                      ---   --------

      Dr. Richard D. Propper    58    Chairman of the Board of Directors

      Li Zhang                  52    Chief Executive Officer and Director

      Kerry Propper             30    Chief Financial Officer,
                                        Secretary and Director

      Jiangnan Huang            55    Executive Vice President and Director

      DR. RICHARD D. PROPPER has been our chairman of the board of directors since our inception and has been the chief financial officer and a member of the board of directors of Chardan China III since its inception. He has also served as the chairman of the board of directors of Chardan China Acquisition Corp. since its inception in December 2003. In August 2003, he formed Chardan Capital, LLC, a venture capital management and financial strategic consulting firm based in Southern California, and has been one of its managers since its formation. During this time, Dr. Propper has been focused principally on building business relationships between Chinese and U.S. companies. From June 2002 to July 2003, Dr. Propper was chief executive officer and chairman of the board of Mera Pharmaceuticals, Inc., a public company that produces products from aquatic microorganisms. In 1984, he founded Montgomery Medical Ventures Funds, an early stage venture capital firm, and was the managing general partner until July 1993. He then pursued private investment activities from July 1993 until he formed Chardan Capital in August 2003. Dr. Propper received a B.S. from McGill University and an M.D. from Stanford University. He also spent ten years on the faculty of Harvard medical school as a research fellow and an assistant professor in pediatrics. Dr. Propper is the father of Kerry Propper, our chief financial officer and secretary.

      LI ZHANG has been our chief executive officer and a member of our board of directors since our inception and has been the executive vice president and a member of the board of directors of Chardan China III since its inception. He has also served as chief financial officer and a member of the board of directors of Chardan China Acquisition Corp. since its inception in December 2003. Mr. Zhang has also served as a member and manager of Chardan Capital, LLC since its inception in August 2003. Since September 2001, Mr. Zhang has been a principal and president of Pacific Asia Ventures, LLC, a company that provides strategic consulting services for Chinese-U.S. business relationships. Since September 2002, he has been an advisor to Mera Pharmaceuticals, Inc. Mr. Zhang has also been an advisor for Parentech, Inc., a company that produces products that enhance the development and well-being of infants, since December 2002. From January 1994 until September 2001, Mr. Zhang served as chairman of Sino-American Investment, Inc., an investment consulting firm. From September 1996 until September 1998, Mr. Zhang also served as a consultant to the China Retail Fund, a venture capital fund that invests in retail ventures with backing from American International Group. Mr. Zhang has two decades of experience in establishing commercial and financial relationships between Chinese companies, government agencies and Western investors. Among his other affiliations during that time, he was chairman of Sino-American Power, Ltd., an organization formed for the purpose of building electric power generating plants in China, from 1994 through 1996. Mr. Zhang received a B.A. from the Shenyang Teacher's University in the PRC.

      KERRY PROPPER has been our chief financial officer, secretary and a member of our board of directors since our inception and has been the chief executive officer and a member of the board of directors of Chardan China III since its inception. Mr. Propper has also served as the executive vice president and a member of the board of directors of Chardan China Acquisition Corp. since its inception in December 2003. Mr. Propper has been the owner and chief executive officer of Chardan Capital Markets LLC, a New York based broker/dealer, since July 2003. He has also been a managing member of SUJG, Inc., an investment company since April 2005. Mr. Propper also sits on the board of directors of Source Atlantic Inc., a health care consulting firm based in Massachuesetts. Mr. Propper was a founder, and from February 1999 to July 2003 owner and managing director of Windsor Capital Advisors, a full service brokerage firm also based in New York. Mr. Propper also founded The Private Capital Group LLC, a small private investment firm specializing in hard money loans and convertible preferred debt and equity offerings for small public companies, in May 2000 and was affiliated with it until December 2003. From July 1997 until February 1999, Mr. Propper worked at Aegis Capital Corp., a broker dealer and member firm of the NASD. Mr. Propper received his B.A. (with honors) in Economics and International Studies from Colby College and studied at the London School of Economics. Kerry Propper is Dr. Propper's son.

      JIANGNAN HUANG has been our executive vice president and a member of our board of directors since our inception and has been the chairman of the board of directors of Chardan China III since its inception. Mr. Huang has also served as the chief executive officer and a member of the board of directors of Chardan China Acquisition Corp. since its inception in December 2003. Mr. Huang has also served as a member and manager of Chardan Capital, LLC since August 2003. Mr. Huang has been a senior advisor to CITIC Securities, a Chinese broker dealer, with principal responsibility for its large international investment banking projects, since October 2002. He has also held a number of other senior positions in Chinese financial companies, including his tenure as president of Hong Kong Southern Capital Financial Group and director and general manager of Hong Kong Southern Capital Securities Co., Ltd. from July 2000 to October 2002. From October 1997 until July 2000, he also served in a number of capacities with China Everbright Securities Co., Ltd. (Hong Kong), including a role as chief investment officer of the China Everbright Growth Fund. Mr. Huang received an MBA from the China Social Sciences University in 1981, where he engaged in advanced study at The Regional Economic Research & Development Center at the United Nations.

      Our board of directors is divided into three classes with only one class of directors being elected in each year and each class serving a three-year term. The term of office of the first class of directors, consisting of Jiangnan Huang, will expire at our first annual meeting of stockholders. The term of office of the second class of directors, consisting of Kerry Propper, will expire at the second annual meeting. The term of office of the third class of directors, consisting of Dr. Propper and Li Zhang, will expire at the third annual meeting.

EXECUTIVE COMPENSATION


      No executive officer has received any cash compensation for services rendered to us. Commencing on the effective date of this prospectus through the acquisition of a target business, we will pay Chardan Capital, LLC, an affiliate of Dr. Richard D. Propper, Jiangnan Huang and Li Zhang, a fee of $7,500 per month for providing us with office space and certain office and secretarial services. Chardan Capital, LLC will also be entering into an agreement with Chardan China III pursuant to which it will provide similar services to Chardan China III. Chardan China III will pay Chardan Capital, LLC a $7,500 per month fee for these services. However, these arrangements are solely for the benefit of us and Chardan China III and is not intended to provide Messrs. Propper, Huang and Zhang compensation in lieu of a salary. Other than this $7,500 per-month fee, no compensation of any kind, including finder's, consulting or other similar fees, will be paid to any of our existing stockholders, including our officers and directors, or any of their respective affiliates, prior to, or for any services they render in order to effectuate, the consummation of a business combination. However, such individuals will be reimbursed for any out-of-pocket expenses incurred in connection with activities on our behalf such as identifying potential target businesses and performing due diligence on suitable business combinations. There is no limit on the amount of these out-of-pocket expenses and there will be no review of the reasonableness of the expenses by anyone other than our board of directors, which includes persons who may seek reimbursement, or a court of competent jurisdiction if such reimbursement is challenged. Because of the foregoing, we may generally not have the benefit of independent directors examining the propriety of expenses incurred on our behalf and subject to reimbursement.


CONFLICTS OF INTEREST

      As a result of their affiliations with Chardan China Acquisition Corp. and Chardan China III, our officers and directors have pre-existing fiduciary obligations that may cause them to have conflicts of interest in determining to which entity they present a specific business opportunity. Both we and Chardan China III have agreed that, unless and until Chardan China Acquisition Corp. consummates a business combination or liquidates prior thereto, neither will execute a letter of intent, agreement in principle or definitive agreement for a business combination. If the business combination between Chardan China Acquisition Corp. and Origin fails for any reason, our principals will have a pre-existing fiduciary obligation to Chardan China Acquisition Corp. and will offer it all suitable business opportunities prior to offering them to us or Chardan China III. Accordingly, in such event, they may not present to us opportunities that otherwise may be attractive to Chardan China Acquisition Corp. unless it has declined to accept such opportunities. With respect to their affiliations with Chardan China III, since the business purpose of Chardan China III is to effect a merger, capital stock exchange, asset acquisition or other similar business combination with an operating business that has its primary operating facilities located in the People's Republic of China in any city or province south of the Yangtze River, we believe the potential for conflicts of interest due to this pre-existing obligation is minimal.

      Potential investors should also be aware of the following other potential conflicts of interest:

      o None of our officers and directors is required to commit their full time to our affairs and, accordingly, each may have a conflict of interest in allocating their time among various business activities.

      o In the course of their other business activities, our officers and directors may become aware of investment and business opportunities which may be appropriate for presentation to our company as well as the other entities with which they are affiliated. Our management may have conflicts of interest in determining to which entity a particular business opportunity should be presented.

      o Our officers and directors are now and may in the future become affiliated with entities, including other blank check companies, engaged in business activities similar to those intended to be conducted by our company.

      o Since our directors own shares of our common stock which will be released from escrow only if a business combination is successfully completed, and may own warrants which will expire worthless if a business combination is not consummated, our board may have a conflict of interest in determining whether a particular target business is appropriate to effect a business combination. Additionally, they may enter into consulting or employment agreements with the company as part of a business combination, pursuant to which they may be entitled to compensation for their services. The personal and financial interests of our directors and officers may influence their motivation in identifying and selecting a target business, completing a business combination timely and securing the release of their stock.

      o Our directors and officers may purchase shares of common stock as part of the units sold in this offering or in the open market and would be entitled to vote as they choose on a proposal to approve a business combination and exercise their conversion rights in connection therewith.



      o Our officers and directors will receive reimbursement for any out-of-pocket expenses incurred by them in connection with activities on our behalf, such as identifying potential target businesses and performing due diligence on suitable business combinations.

      In general, officers and directors of a corporation incorporated under the laws of the State of Delaware are required to present business opportunities to a corporation if:

      o     the corporation could financially undertake the opportunity;

      o     the opportunity is within the corporation's line of business; and

      o it would not be fair to the corporation and its stockholders for the opportunity not to be brought to the attention of the corporation.

      Accordingly, as a result of multiple business affiliations, our officers and directors may have similar legal obligations relating to presenting business opportunities meeting the above-listed criteria to multiple entities. In addition, conflicts of interest may arise when our board evaluates a particular business opportunity with respect to the above-listed criteria. We cannot assure you that any of the above mentioned conflicts will be resolved in our favor.

      In order to minimize potential conflicts of interest which may arise from multiple corporate affiliations, each of our officers and directors has agreed, until the earliest of a business combination, our liquidation or such time as he ceases to be an officer or director, to present to our company for our consideration, prior to presentation to any other entity, any business opportunity which may reasonably be required to be presented to us under Delaware law, subject to the pre-existing fiduciary obligations discussed above.

      In connection with the vote required for any business combination, all of our existing stockholders, including all of our officers and directors, have agreed to vote their respective shares of common stock which were owned prior to this offering in accordance with the vote of the public stockholders owning a majority of the shares of our common stock sold in this offering. In addition, they have agreed to waive their respective rights to participate in any liquidation distribution but only with respect to those shares of common stock acquired by them prior to this offering. Any common stock acquired by existing stockholders in the offering or in the after market will be considered part of the holdings of the public stockholders. These existing stockholders will have the same rights as other public stockholders with respect to such shares, including voting and conversion rights in connection with a potential business combination. Accordingly, they may vote such shares on a proposed business combination any way they choose.

      To further minimize potential conflicts of interest, we have agreed not to consummate a business combination with an entity which is affiliated with any of our existing stockholders unless we obtain an opinion from an independent investment banking firm that the business combination is fair to our stockholders from a financial point of view.

PRIOR AND PRESENT INVOLVEMENT OF PRINCIPALS IN BLANK CHECK COMPANIES

      Each of our principals has been a principal of another company that has completed an offering similar to this offering. Chardan China Acquisition Corp. completed its initial public offering on March 22, 2004 and raised gross proceeds of $24,150,000 at an offering price of $6.00 per unit. Since its inception:

      o Dr. Richard Propper, our chairman of the board, has served as the chairman of the board of Chardan China Acquisition Corp.;

      o Li Zhang, our chief executive officer, has served as the chief financial officer and a member of the board of directors of Chardan China Acquisition Corp.;

      o Kerry Propper, our chief financial officer and secretary, has served as the executive vice president and a member of the board of directors of Chardan China Acquisition Corp.; and

      o Jiangnan Huang, our executive vice president, has served as the chief executive officer and a member of the board of directors of Chardan China Acquisition Corp.

As of the date of this prospectus, Chardan China Acquisition Corp. has not consummated a business combination with a target business. However, it has entered into a Stock Purchase Agreement with Origin and all of its stockholders. At the closing, the Origin stockholders and their designees, subject to adjustments and certain holdbacks, will be paid an aggregate of $10,000,000 in cash and issued an aggregate of 10,200,000 shares of common stock for all the outstanding common stock of Origin. As additional purchase price, the Origin stockholders and their designees will receive up to an aggregate of $15,000,000 and up to an aggregate of 1,500,000 additional shares of common stock in the event certain conditions are met. None of our principals has received any salary for their services to Chardan China Acquisition Corp. However, Chardan Capital, LLC, an affiliate of Dr. Propper and Messrs. Zhang and Huang, receives a $7,500 fee from Chardan China Acquisition Corp. for general and administrative services including office space, utilities and secretarial support. Following the completion of the business combination, Dr. Richard Propper will continue to serve in the capacity of executive vice president, corporate development and Kerry Propper will continue to serve as a director, but neither will receive any compensation for his services. Additionally, Chardan Capital, LLC, an affiliate of Dr. Propper and Messrs. Zhang and Huang, will provide a variety of ongoing services to Origin for two years from the consummation of the stock purchase agreement and will receive $30,000 per month for its services.

      Prior to Chardan China Acquisition Corp.'s initial public offering, our principals purchased the following shares of common stock of Chardan China Acquisition Corp. at $0.029 per share:

Name                                                         Number of Shares
----                                                         ----------------

Dr. Richard D. Propper                                       244,125

Li Zhang                                                     134,167

Kerry Propper                                                177,042

Jiangnan Huang                                               134,167

Subsequent to the effect date of Chardan China Acquisition Corp.'s initial public offering, Dr. Propper purchased 2,000 units, including 2,000 shares of common stock and warrants to purchase 4,000 shares of common stock, and warrants to purchase a total of 271,250 shares of common stock for an aggregate purchase price of $183,826, and Kerry Propper purchased warrants to purchase a total of 267,250 shares of common stock for an aggregate purchase price of $171,726.

      In connection with Chardan China III's formation, our principals purchased the following shares of common stock of Chardan China III at $0.025 per share:

Name                                                   Number of Shares
----                                                   ----------------
Li Zhang                                                    120,810
Kerry Propper                                               177,600
Jiangnan Huang                                              120,810


Additionally, Chardan Capital Partners, an affiliate of Dr. Richard D. Propper, purchased 508,380 shares of common stock at $0.025 per share. Effective July 22, 2005, the board of directors of Chardan China III authorized a stock dividend of
0.25 shares of common stock for each outstanding share of common stock, effectively lowering the purchase price to $0.02 per share.

                             PRINCIPAL STOCKHOLDERS


      The following table sets forth information regarding the beneficial ownership of our common stock as of July 28, 2005, and as adjusted to reflect the sale of our common stock included in the units offered by this prospectus (assuming none of the individuals listed purchase units in this offering), by:


      o each person known by us to be the beneficial owner of more than 5% of our outstanding shares of common stock;

      o     each of our officers and directors; and

      o     all our officers and directors as a group.

      Unless otherwise indicated, we believe that all persons named in the table have sole voting and investment power with respect to all shares of common stock beneficially owned by them.


                                                                              APPROXIMATE PERCENTAGE
                                                                           OF OUTSTANDING COMMON STOCK
                                                                           ---------------------------
                                                   AMOUNT AND NATURE
                                                     OF BENEFICIAL
NAME AND ADDRESS OF BENEFICIAL OWNER(1)                OWNERSHIP        BEFORE OFFERING    AFTER OFFERING
---------------------------------------                ---------        ---------------    --------------
Richard D. Propper                                      635,474(2)           50.8%             10.2%
Kerry Propper                                           312,500(3)           25.0%              5.0%
Li Zhang                                                151,013              12.1%              2.4%
Jiangnan Huang                                          151,013              12.1%              2.4%
All directors and executive officers as a group       1,250,000             100.0%             20.0%
(4 individuals)


-----------

(1) Unless otherwise indicated, the business address of each of the individuals is 625 Broadway, Suite 1111, San Diego, California 92101.

(2) Represents shares of common stock held by Chardan Capital Partners. A family limited liability company established for the benefit of Dr. Propper's family owns approximately 40% of such entity.


(3) Includes 90,500 shares of common stock held by SUJG, Inc., of which Mr. Propper is a director and as such controls the voting and disposition of such shares.


      Immediately after this offering, our existing stockholders, which include all of our officers and directors, collectively, will beneficially own 20% of the then issued and outstanding shares of our common stock (assuming none of them purchases any units in this offering). Because of this ownership block, these stockholders may be able to exercise effective control over all matters requiring approval by our stockholders, including the election of directors and approval of significant corporate transactions other than approval of a business combination.

      All of the shares of common stock outstanding prior to the date of this prospectus will be placed in escrow with Continental Stock Transfer & Trust Company, as escrow agent, until the earliest of:

      o     three years following the date of this prospectus;

      o     our liquidation; and

      o the consummation of a liquidation, merger, stock exchange or other similar transaction which results in all of our stockholders having the right to exchange their shares of common stock for cash, securities or other property subsequent to our consummating a business combination with a target business.

During the escrow period, the holders of these shares will not be able to sell or transfer their securities, except to their spouses and children or trusts established for their benefit, or in the case of Chardan Capital Partners, to its present partners, but will retain all other rights as our stockholders, including, without limitation, the right to vote their shares of common stock and the right to receive cash dividends, if declared. If dividends are declared and payable in shares of common stock, such dividends will also be placed in escrow. If we are unable to effect a business combination and liquidate, none of our existing stockholders will receive any portion of the liquidation proceeds with respect to common stock owned by them prior to the date of this prospectus.


      Richard D. Propper, Jiangnan Huang, Kerry Propper and Li Zhang and Daniel
P. Beharry, Michael Franz and Michael Norris, each of whom is affiliated with Chardan Capital, LLC, have agreed with EarlyBirdCapital that after this offering is completed and within the first 40 trading days after separate trading of the warrants has commenced, they or certain of their affiliates or designees will collectively purchase up to 1,000,000 warrants in the public marketplace at prices not to exceed $0.75 per warrant. They have further agreed that any warrants purchased by them or their affiliates or designees pursuant to this agreement will not be sold or transferred until after we have completed a business combination. Such purchases will be made by EarlyBirdCapital, or such other broker dealer as EarlyBirdCapital may assign the order to, in such amounts and at such times as EarlyBirdCapital or such other broker dealer may determine, in its sole discretion, during the 40-trading day period so long as the prices do not exceed $0.75 per warrant. We have agreed that any warrants purchased pursuant to this agreement will not be redeemable by us as long as they continue to be held by such individuals or their affiliates. The warrants may trade separately on the 90th day after the date of this prospectus unless EarlyBirdCapital determines that an earlier date is acceptable. In no event will EarlyBirdCapital allow separate trading of the common stock and warrants until we file a Current Report on Form 8-K which includes an audited balance sheet reflecting our receipt of the proceeds of this offering including any proceeds we receive from the exercise of the over-allotment option if such option is exercised prior to our filing of the Form 8-K. We believe that the purchases of warrants by these individuals demonstrate confidence in our ultimate ability to effect a business combination because the warrants will expire worthless if we are unable to consummate a business combination.

      Each of Dr. Propper and Messrs. Propper, Zhang and Huang are our "promoters," as this term is defined under the Federal securities laws.

                              CERTAIN TRANSACTIONS

      In March 2005, we issued 1,000,000 shares of our common stock to the individuals set forth below for $25,000 in cash, at a purchase price of $0.025 per share, as follows:

NAME                        NUMBER OF SHARES                RELATIONSHIP TO US
----                        ----------------                ------------------
Li Zhang                         120,810           Chief Executive Officer and Director
Kerry Propper                    177,600           Chief Financial Officer, Secretary and
                                                   Director
Jiangnan Huang                   120,810           Executive Vice President and Director
Chardan Capital Partners         508,380           Stockholder
SUJG, Inc.                        72,400           Stockholder



      Effective July 22, 2005, our board of directors authorized a stock dividend of 0.25 shares of common stock for each outstanding share of common stock, effectively lowering the purchase price to $0.02 per share.


      The holders of the majority of these shares will be entitled to make up to two demands that we register these shares pursuant to an agreement to be signed prior to or on the date of this prospectus. The holders of the majority of these shares can elect to exercise these registration rights at any time commencing three months prior to the date on which these shares of common stock are to be released from escrow. In addition, these stockholders have certain "piggy-back" registration rights with respect to registration statements filed subsequent to the date on which these shares of common stock are released from escrow. We will bear the expenses incurred in connection with the filing of any such registration statements.


      Our directors and several individuals affiliated with companies they are associated with have entered into letter agreements with the representative of the underwriters pursuant to which they agreed to purchase up to 1,000,000 warrants at prices not to exceed $0.75 per warrant during the 40-trading day period following separate trading of the warrants. We have agreed that these warrants shall not be redeemable by us as long as such warrants continue to be held by such individuals or their affiliates. Because these individuals may be insiders, or affiliates of insiders, at the time of the redemption call, their ability to sell our securities in the open market will be significantly limited. If they remain insiders, we will have policies in place that prohibit insiders from selling our securities except during specific periods of time. Accordingly, unlike public stockholders who could, if we called the warrants for redemption, either sell their warrants or exercise such warrants and sell the shares of common stock received upon such exercise freely in the open market, the insiders would be significantly restricted from selling such securities. Additionally, even if the insiders could sell their securities, any sale by an insider would require him to file a Form 4 disclosing his sale and that would have a depressive effect on the price of our stock during the redemption period. As a result, we believe this non-call feature is appropriate.


      Chardan Capital, LLC, an affiliate of Dr. Richard D. Propper, Li Zhang and Jiangnan Huang, has agreed that, commencing on the effective date of this prospectus through the acquisition of a target business, it will make available to us and Chardan China III a small amount of office space and certain office and secretarial services, as we may require from time to time. Both we and Chardan China III have agreed to pay Chardan Capital, LLC $7,500 per month for these services. Dr. Propper is president, a manager and 19.8% owner of Chardan Capital, LLC. Each of Li Zhang and Jiangnan Huang is a manager and 16.1% owner of Chardan Capital, LLC. As a result, they will benefit from the transactions to the extent of their interest in Chardan Capital, LLC. However, these arrangements are solely for the benefit of us and Chardan China III and are not intended to provide Dr. Propper and Messrs. Zhang and Huang compensation in lieu of a salary. We believe, based on rents and fees for similar services in the San Diego metropolitan area, that the fee charged by Chardan Capital, LLC is at least as favorable as we could have obtained from an unaffiliated person. However, as our directors may not be deemed "independent," we did not have the benefit of disinterested directors approving this transaction.


      As of the date of this prospectus, Kerry Propper has advanced to us $20,000 and Chardan Capital Partners has advanced to us $60,000 to cover expenses related to this offering. The loans will be payable without interest on the earlier of April 11, 2006 or the consummation of this offering. We intend to repay these loans from the proceeds of this offering not being placed in trust.

      We will reimburse our officers and directors for any reasonable out-of-pocket business expenses incurred by them in connection with certain activities on our behalf, such as identifying and investigating possible target businesses and business combinations. There is no limit on the amount of out-of-pocket expenses reimbursable by us, which will be reviewed only by our board or a court of competent jurisdiction if such reimbursement is challenged.

      Other than the $7,500 per-month administrative fee and reimbursable out-of-pocket expenses payable to our officers and directors, no compensation or fees of any kind, including finders and consulting fees, will be paid to any of our existing stockholders, officers or directors who owned our common stock prior to this offering, or to any of their respective affiliates, for services rendered to us prior to or with respect to the business combination.


      All ongoing and future transactions between us and any of our officers and directors or their respective affiliates, including loans by our officers and directors, will require prior approval in each instance by a majority of our uninterested "independent" directors (to the extent we have any) or the members of our board who do not have an interest in the transaction. These directors, if they determine to be necessary or appropriate, will have access, at our expense, to our attorneys or independent legal counsel. We will not enter into any such transaction unless our disinterested "independent" directors (or, if there are no "independent" directors, our disinterested directors) determine that the terms of such transaction are no less favorable to us than those that would be available to us with respect to such a transaction from unaffiliated third parties.

                            DESCRIPTION OF SECURITIES

GENERAL


      We are authorized to issue 20,000,000 shares of common stock, par value $.0001, and 1,000,000 shares of preferred stock, par value $.0001. As of the date of this prospectus, 1,250,000 shares of common stock are outstanding, held by six recordholders. No shares of preferred stock are currently outstanding.


UNITS

      Each unit consists of one share of common stock and two warrants. Each warrant entitles the holder to purchase one share of common stock. The common stock and warrants will begin to trade separately on the 90th day after the date of this prospectus unless EarlyBirdCapital informs us of its decision to allow earlier separate trading, based upon its assessment of the relative strengths of the securities markets and small capitalization companies in general and the trading pattern of, and demand for, our securities in particular. In no event may the common stock and warrants be traded separately until we have filed with the SEC a Current Report on Form 8-K which includes an audited balance sheet reflecting our receipt of the gross proceeds of this offering. We will file a Current Report on Form 8-K with the SEC that includes this audited balance sheet upon the consummation of this offering. The audited balance sheet will reflect proceeds we receive from the exercise of the over-allotment option, if the over-allotment option is exercised prior to the filing of the Form 8-K. If the over-allotment option is exercised after our initial filing of the Form 8-K, we will file an amendment to the Form 8-K to provide updated financial information to reflect the exercise of the over-allotment option. We will also include in this Form 8-K, or amendment thereto, or in a subsequent Form 8-K information indicating if EarlyBirdCapital has allowed separate trading of the common stock and warrants prior to the 90th day after the date of this prospectus.

COMMON STOCK

      Our stockholders of record are entitled to one vote for each share held on all matters to be voted on by stockholders. In connection with the vote required for any business combination, all of our existing stockholders, including all of our officers and directors, have agreed to vote their respective shares of common stock owned by them immediately prior to this offering in accordance with the majority of the shares of our common stock voted by our public stockholders. This voting arrangement shall not apply to shares included in units purchased in this offering or purchased following this offering in the open market by any of our existing stockholders, officers and directors. Additionally, our existing stockholders, officers and directors will vote all of their shares in any manner they determine, in their sole discretion, with respect to any other items that come before a vote of our stockholders.

      We will proceed with the business combination only if a majority of the shares of common stock voted by the public stockholders are voted in favor of the business combination and public stockholders owning less than 20% of the shares sold in this offering both exercise their conversion rights discussed below and vote against the business combination.

      Our board of directors is divided into three classes, each of which will generally serve for a term of three years with only one class of directors being elected in each year. There is no cumulative voting with respect to the election of directors, with the result that the holders of more than 50% of the shares voted for the election of directors can elect all of the directors.

      If we are forced to liquidate prior to a business combination, our public stockholders are entitled to share ratably in the trust fund, inclusive of any interest, and any net assets remaining available for distribution to them after payment of liabilities. Our existing stockholders have agreed to waive their rights to share in any distribution with respect to common stock owned by them prior to the offering if we are forced to liquidate.

      Our stockholders have no conversion, preemptive or other subscription rights and there are no sinking fund or redemption provisions applicable to the common stock, except that public stockholders have the right to have their shares of common stock converted to cash equal to their pro rata share of the trust account if they vote against the business combination and the business combination is approved and completed. Public stockholders who convert their stock into their share of the trust account still have the right to exercise the warrants that they received as part of the units.

PREFERRED STOCK

      Our certificate of incorporation authorizes the issuance of 1,000,000 shares of blank check preferred stock with such designation, rights and preferences as may be determined from time to time by our board of directors. No shares of preferred stock are being issued or registered in this offering. Accordingly, our board of directors is empowered, without stockholder approval, to issue preferred stock with dividend, liquidation, conversion, voting or other rights which could adversely affect the voting power or other rights of the holders of common stock, although the underwriting agreement prohibits us, prior to a business combination, from issuing preferred stock which participates in any manner in the proceeds of the trust account, or which votes as a class with the common stock on a business combination. We may issue some or all of the preferred stock to effect a business combination. In addition, the preferred stock could be utilized as a method of discouraging, delaying or preventing a change in control of us. Although we do not currently intend to issue any shares of preferred stock, we cannot assure you that we will not do so in the future.

WARRANTS

      No warrants are currently outstanding. Each warrant entitles the registered holder to purchase one share of our common stock at a price of $5.00 per share, subject to adjustment as discussed below, at any time commencing on the later of:

      o     the completion of a business combination; and

      o     one year from the date of this prospectus.

The warrants will expire four years from the date of this prospectus at 5:00 p.m., New York City time.

      We may call the warrants for redemption (except as set forth below and including those issuable upon exercise of the purchase option described below):

      o     in whole and not in part,

      o at a price of $.01 per warrant at any time after the warrants become exercisable,

      o upon not less than 30 days' prior written notice of redemption to each warrant holder, and

      o if, and only if, the reported last sale price of the common stock equals or exceeds $8.50 per share, for any 20 trading days within a 30-trading day period ending on the third business day prior to the notice of redemption to warrant holders.

Our directors and several individuals affiliated with companies they are associated with have entered into letter agreements with the representative of the underwriters pursuant to which they agreed to purchase up to 1,000,000 warrants at prices not to exceed $0.75 per warrant during the 40-trading day period following separate trading of the warrants. Such purchases will be made by EarlyBirdCapital, or such other broker dealer as EarlyBirdCapital may assign the order to, in such amounts and at such times as EarlyBirdCapital or such other broker dealer may determine, in its sole discretion, during the 40-trading day period so long as the prices do not exceed $0.75 per warrant. We have agreed that these warrants shall not be redeemable by us as long as such warrants continue to be held by such individuals or their affiliates.

      The redemption criteria for our warrants have been established at a price which is intended to provide warrantholders a reasonable premium to the initial exercise price and provide sufficient liquidity to cushion the market reaction to our redemption call.

      The warrants will be issued in registered form under a warrant agreement between Continental Stock Transfer & Trust Company, as warrant agent, and us. You should review a copy of the warrant agreement, which has been filed as an exhibit to the registration statement of which this prospectus is a part, for a complete description of the terms and conditions applicable to the warrants.

      The exercise price and number of shares of common stock issuable on exercise of the warrants may be adjusted in certain circumstances, including in the event of a stock dividend or our recapitalization, reorganization, merger or consolidation. However, the warrants will not be adjusted for issuances of common stock at a price below their respective exercise prices.

      The warrants may be exercised upon surrender of the warrant certificate on or prior to the expiration date at the offices of the warrant agent, with the exercise form on the reverse side of the warrant certificate completed and executed as indicated, accompanied by full payment of the exercise price, by certified or official bank check payable to us, for the number of warrants being exercised. The warrant holders do not have the rights or privileges of holders of common stock and any voting rights until they exercise their warrants and receive shares of common stock. After the issuance of shares of common stock upon exercise of the warrants, each holder will be entitled to one vote for each share held of record on all matters to be voted on by stockholders.

      No warrants will be exercisable unless at the time of exercise a prospectus relating to common stock issuable upon exercise of the warrants is current and the common stock has been registered or qualified or deemed to be exempt under the securities laws of the state of residence of the holder of the warrants. Under the terms of the warrant agreement, we have agreed to meet these conditions and use our best efforts to maintain a current prospectus relating to common stock issuable upon exercise of the warrants until the expiration of the warrants. However, we cannot assure you that we will be able to do so. The warrants may be deprived of any value and the market for the warrants may be limited if the prospectus relating to the common stock issuable upon the exercise of the warrants is not current or if the common stock is not qualified or exempt from qualification in the jurisdictions in which the holders of the warrants reside.

      No fractional shares will be issued upon exercise of the warrants. If, upon exercise of the warrants, a holder would be entitled to receive a fractional interest in a share, we will, upon exercise, round up to the nearest whole number the number of shares of common stock to be issued to the warrant holder.

PURCHASE OPTION


      We have agreed to sell to EarlyBirdCapital, the representative of the underwriters an option to purchase up to a total of 250,000 units at $7.50 per unit. The units issuable upon exercise of this option are identical to those offered by this prospectus except that the warrants included in the option have an exercise price of $6.65 (133% of the exercise price of the warrants included in the units sold in this offering).


DIVIDENDS

      We have not paid any cash dividends on our common stock to date and do not intend to pay cash dividends prior to the completion of a business combination. The payment of cash dividends in the future will be dependent upon our revenues and earnings, if any, capital requirements and general financial condition subsequent to completion of a business combination. The payment of any dividends subsequent to a business combination will be within the discretion of our then board of directors. It is the present intention of our board of directors to retain all earnings, if any, for use in our business operations and, accordingly, our board does not anticipate declaring any dividends in the foreseeable future.

OUR TRANSFER AGENT AND WARRANT AGENT

      The transfer agent for our securities and warrant agent for our warrants is Continental Stock Transfer & Trust Company, 17 Battery Place, New York, New York 10004.

SHARES ELIGIBLE FOR FUTURE SALE


      Immediately after this offering, we will have 6,250,000 shares of common stock outstanding, or 7,000,000 shares if the underwriters' over-allotment option is exercised in full. Of these shares, the 5,000,000 shares sold in this offering, or 5,750,000 shares if the over-allotment option is exercised, will be freely tradable without restriction or further registration under the Securities Act, except for any shares purchased by one of our affiliates within the meaning of Rule 144 under the Securities Act. All of the remaining 1,250,000 shares are restricted securities under Rule 144, in that they were issued in private transactions not involving a public offering. None of those will be eligible for sale under Rule 144 prior to March 10, 2006. Notwithstanding this, all of those 1,250,000 shares have been placed in escrow and will not be transferable (except for limited exceptions such as transfers to relatives and trusts for estate planning purposes, while remaining in escrow) for a period of three years from the date of this prospectus and will be released prior to that date only in the event of our liquidation following a business combination or upon a subsequent transaction resulting in our stockholders having the right to exchange their shares for cash or other securities.


      Rule 144

      In general, under Rule 144 as currently in effect, a person who has beneficially owned restricted shares of our common stock for at least one year would be entitled to sell within any three-month period a number of shares that does not exceed the greater of either of the following:


      o 1% of the number of shares of common stock then outstanding, which will equal 62,500 shares immediately after this offering (or 70,000 if the over-allotment option is exercised in full); and


      o if the common stock is listed on a national securities exchange or on The Nasdaq Stock Market, the average weekly trading volume of the common stock during the four calendar weeks preceding the filing of a notice on Form 144 with respect to the sale.

      Sales under Rule 144 are also limited by manner of sale provisions and notice requirements and to the availability of current public information about us.

      Rule 144(k)

      Under Rule 144(k), a person who is not deemed to have been one of our affiliates at the time of or at any time during the three months preceding a sale, and who has beneficially owned the restricted shares proposed to be sold for at least two years, including the holding period of any prior owner other than an affiliate, is entitled to sell their shares without complying with the manner of sale, public information, volume limitation or notice provisions of Rule 144.

      SEC Position on Rule 144 Sales

      The Securities and Exchange Commission has taken the position that promoters or affiliates of a blank check company and their transferees, both before and after a business combination, act as "underwriters" under the Securities Act when reselling the securities of a blank check company acquired prior to the consummation of its initial public offering. Accordingly, the Securities and Exchange Commission believes that those securities can be resold only through a registered offering and that Rule 144 would not be available for those resale transactions despite technical compliance with the requirements of Rule 144.

      Registration Rights


      The holders of our 1,250,000 issued and outstanding shares of common stock on the date of this prospectus will be entitled to registration rights pursuant to an agreement to be signed prior to or on the effective date of this offering. The holders of the majority of these shares are entitled to make up to two demands that we register these shares. The holders of the majority of these shares can elect to exercise these registration rights at any time commencing three months prior to the date on which these shares of common stock are to be released from escrow. In addition, these stockholders have certain "piggy-back" registration rights with respect to registration statements filed subsequent to the date on which these shares of common stock are released from escrow. We will bear the expenses incurred in connection with the filing of any such registration statements.


                                  UNDERWRITING

      In accordance with the terms and conditions contained in the underwriting agreement, we have agreed to sell to each of the underwriters named below, and each of the underwriters, for which EarlyBirdCapital is acting as representative, have severally, and not jointly, agreed to purchase on a firm commitment basis the number of units offered in this offering set forth opposite their respective names below:

UNDERWRITERS                                                     NUMBER OF UNITS
- ------------                                                   ---------------
EarlyBirdCapital, Inc.........................................

         Total................................................
                                                                 ===============

      A copy of the underwriting agreement has been filed as an exhibit to the registration statement of which this prospectus forms a part.

STATE BLUE SKY INFORMATION


      We are not making an offer of these securities in any jurisdiction where the offer is not permitted. We will offer and sell the units to retail customers only in Colorado, Delaware, the District of Columbia, Florida, Hawaii, Illinois, Indiana, Maryland, New York and Rhode Island. In New York and Hawaii, we have relied on exemptions from the state registration requirements for transactions between an issuer and an underwriter involving a firm-commitment underwritten offering. In the other states, we have applied to have the units registered for sale and will not sell the units in these states until such registration is effective (including in Colorado, pursuant to 11-51-302(6) of the Colorado Revised Statutes).

      If you are not an institutional investor, you may purchase our securities in this offering only in the jurisdictions described directly above. Institutional investors in every state except in Idaho may purchase the units in this offering pursuant to exemptions provided to such entities under the Blue Sky laws of various states. The definition of an "institutional investor" varies from state to state but generally includes financial institutions, broker-dealers, banks, insurance companies and other qualified entities.

      Under the National Securities Markets Improvement Act of 1996, the resale of the units, from and after the date of this prospectus, and the common stock and warrants comprising the units, once they become separately transferable, are exempt from state registration requirements because we will file periodic and annual reports under the Securities Exchange Act of 1934. However, states are permitted to require notice filings and collect fees with regard to these transactions and a state may suspend the offer and sale of securities within such state if any such required filing is not made or fee is not paid. The following states do not presently require any notice filings or fee payments and permit the resale of the units, and the common stock and warrants comprising the units, once they become separately transferable:

      o Alabama, Arizona, Colorado, Connecticut, Florida, Georgia, Hawaii, Indiana, Louisiana, Maine, Missouri, Nevada, New York, North Carolina, Ohio, Pennsylvania, Utah, Virginia, Washington, and Wisconsin.

Additionally, the following states permit the resale of the units, and the common stock and warrants comprising the units, once they become separately transferable, if the proper notice filings have been made and fees paid:

      o Delaware, the District of Columbia, Kansas, Maryland, Michigan, New Hampshire, Rhode Island, South Carolina, Texas and Vermont.

As of the date of this prospectus, we have not determined in which, if any, of these states we will submit the required filings or pay the required fee. Additionally, if any of these states that has not yet adopted a statute relating to the National Securities Markets Improvement Act adopts such a statute in the future requiring a filing or fee or if any state amends its existing statutes with respect to its requirements, we would need to comply with those new requirements in order for the securities to continue to be eligible for resale in those jurisdictions.

      Despite the exemption from state registration provided by the National Securities Markets Improvement Act, described above, the following states and territory, regardless of whether they require a filing to be made or fee to be paid, have advised us that they do not recognize this act as a basis for exempting the registration of resales in their states of securities issued in blank check offerings:

      o Alaska, Arkansas, California, Illinois, Iowa, Kentucky, Massachusetts, Minnesota, Mississippi, Montana, Nebraska, New Jersey, New Mexico, North Dakota, Oklahoma, Oregon, Puerto Rico, South Dakota, Tennessee, West Virginia and Wyoming.

We do not intend to register the resale of the securities sold in this offering in these states.

      However, we believe that the units, from and after the effective date, and the common stock and warrants comprising the units, once they become separately transferable, will be eligible for sale on a secondary market basis in each of the following states, without any notice filings or fee payments, based upon the availability of another applicable exemption from the state's registration requirements:

      o immediately in Delaware, the District of Columbia, Illinois, Kentucky, Maryland and Rhode Island;

      o commencing 90 days after the date of this prospectus in Iowa and New Mexico; and

      o commencing 180 days from the date of this prospectus in Massachusetts.

      Idaho has informed us that it does not permit the resale in its state of securities issued in blank check offerings, without exception. We will amend this prospectus for the purpose of disclosing additional states, if any, which advise us that our securities will be eligible for secondary trading without registration.

PRICING OF SECURITIES

      We have been advised by the representative that the underwriters propose to offer the units to the public at the initial offering price set forth on the cover page of this prospectus. They may allow some dealers concessions not in excess of $___ per unit and the dealers may reallow a concession not in excess of $____ per unit to other dealers.

      Prior to this offering there has been no public market for any of our securities. The public offering price of the units and the terms of the warrants were negotiated between us and the representative. Factors considered in determining the prices and terms of the units, including the common stock and warrants underlying the units, include:

      o the history and prospects of companies whose principal business is the acquisition of other companies;

      o     prior offerings of those companies;

      o our prospects for acquiring an operating business at attractive values;

      o     our capital structure;

      o an assessment of our management and their experience in identifying operating companies;

      o general conditions of the securities markets at the time of the offering; and

      o     other factors as were deemed relevant.

However, although these factors were considered, the determination of our offering price is more arbitrary than the pricing of securities for an operating company in a particular industry since the underwriters are unable to compare our financial results and prospects with those of public companies operating in the same industry.

OVER-ALLOTMENT OPTION


      We have granted to the representative of the underwriters an option, exercisable during the 45-day period commencing on the date of this prospectus, to purchase from us at the offering price, less underwriting discounts, up to an aggregate of 750,000 additional units for the sole purpose of covering over-allotments, if any. The over-allotment option will only be used to cover the net syndicate short position resulting from the initial distribution. The representative of the underwriters may exercise the over-allotment option if the underwriters sell more units than the total number set forth in the table above.


COMMISSIONS AND DISCOUNTS

      The following table shows the public offering price, underwriting discount to be paid by us to the underwriters and the proceeds, before expenses, to us. This information assumes either no exercise or full exercise by the representative of the underwriters of its over-allotment option.


                                                      PER UNIT              WITHOUT OPTION          WITH OPTION
                                                      --------              --------------          -----------
Public offering price...................               $6.00                 $30,000,000             $34,500,000
Discount................................               $0.48                  $2,400,000             $2,760,000
Non-accountable Expense Allowance(1)....               $0.06                   $300,000               $300,000
Proceeds before expenses(2).............               $5.46                 $27,300,000             $31,440,000

-----------
(1) The non-accountable expense allowance is not payable with respect to the units sold upon exercise of the underwriters' over-allotment option.


(2)   The offering expenses are estimated at $500,000.


PURCHASE OPTION


      We have agreed to sell to the representative, for $100, an option to purchase up to a total of 250,000 units. The units issuable upon exercise of this option are identical to those offered by this prospectus except that the warrants included in the option have an exercise price of $6.65 (133% of the exercise price of the warrants included in the units sold in the offering). This option is exercisable at $7.50 per unit (125% of the unit price), and is exercisable on a cashless basis, commencing on the later of the consummation of a business combination and one year from the date of this prospectus and expiring five years from the date of this prospectus. The option and the 250,000 units, the 250,000 shares of common stock and the 500,000 warrants underlying such units, and the 500,000 shares of common stock underlying such warrants, have been deemed compensation by the NASD and are therefore subject to a 180-day lock-up pursuant to Rule 2710(g)(1) of the NASD Conduct Rules. Additionally, the option may not be sold, transferred, assigned, pledged or hypothecated for a one-year period (including the foregoing 180-day period) following the date of this prospectus except to any underwriter and selected dealer participating in the offering and their bona fide officers or partners. Although the purchase option and its underlying securities have been registered under the registration statement of which this prospectus forms a part of, the option grants to holders demand and "piggy back" rights for periods of five and seven years, respectively, from the date of this prospectus with respect to the registration under the Securities Act of the securities directly and indirectly issuable upon exercise of the option. We will bear all fees and expenses attendant to registering the securities, other than underwriting commissions which will be paid for by the holders themselves. The exercise price and number of units issuable upon exercise of the option may be adjusted in certain circumstances including in the event of a stock dividend, or our recapitalization, reorganization, merger or consolidation. However, the option will not be adjusted for issuances of common stock at a price below the option exercise price.


REGULATORY RESTRICTIONS ON PURCHASE OF SECURITIES


      Rules of the SEC may limit the ability of the underwriters to bid for or purchase our securities before the distribution of the units is completed. However, the underwriters may engage in the following activities in accordance with the rules:

      o Stabilizing Transactions. The underwriters may make bids or purchases for the purpose of preventing or retarding a decline in the price of our units, so long as stabilizing bids do not exceed the offering price of $6.00.

      o Over-Allotments and Syndicate Coverage Transactions. The underwriters may create a short position in our units by selling more of our units than are set forth on the cover page of this prospectus. If the underwriters create a short position during the offering, the representative may engage in syndicate covering transactions by purchasing our units in the open market. The representative may also elect to reduce any short position by exercising all or part of the over-allotment option.

      o Penalty Bids. The representative may reclaim a selling concession from a syndicate member when the unit originally sold by the syndicate member is purchased in a stabilizing or syndicate covering transaction to cover syndicate short positions.

      Stabilization and syndicate covering transactions may cause the price of the securities to be higher than they would be in the absence of these transactions. The imposition of a penalty bid might also have an effect on the prices of the securities if it discourages resales of the securities.

      Neither we nor the underwriters make any representation or prediction as to the effect that the transactions described above may have on the prices of our securities. These transactions may occur on the OTC Bulletin Board, in the over-the-counter market or on any trading market. If any of these transactions are commenced, they may be discontinued without notice at any time.

OTHER TERMS

      Although we are not under any contractual obligation to engage any of the underwriters to provide any services for us after this offering, and have no present intent to do so, any of the underwriters may, among other things, introduce us to potential target businesses or assist us in raising additional capital, as needs may arise in the future. If any of the underwriters provide services to us after this offering, we may pay such underwriter fair and reasonable fees that would be determined at that time in an arm's length negotiation; provided that no agreement will be entered into with any of the underwriters and no fees for such services will be paid to any of the underwriters prior to the date which is 90 days after the date of this prospectus.

INDEMNIFICATION

      We have agreed to indemnify the underwriters against some liabilities, including civil liabilities under the Securities Act, or to contribute to payments the underwriters may be required to make in this respect.

                                  LEGAL MATTERS

      The validity of the securities offered in this prospectus are being passed upon for us by Graubard Miller, New York, New York. Blank Rome L.L.P., New York, New York, is acting as counsel for the underwriters in this offering.

                                     EXPERTS

      The financial statements included in this prospectus and in the registration statement have been audited by Goldstein Golub Kessler LLP, independent registered public accounting firm, to the extent and for the period set forth in their report appearing elsewhere in this prospectus and in the registration statement. The financial statements and the report of Goldstein Golub Kessler LLP are included in reliance upon their report given upon the authority of Goldstein Golub Kessler LLP as experts in auditing and accounting.

                    WHERE YOU CAN FIND ADDITIONAL INFORMATION

      We have filed with the SEC a registration statement on Form S-1, which includes exhibits, schedules and amendments, under the Securities Act, with respect to this offering of our securities. Although this prospectus, which forms a part of the registration statement, contains all material information included in the registration statement, parts of the registration statement have been omitted as permitted by rules and regulations of the SEC. We refer you to the registration statement and its exhibits for further information about us, our securities and this offering. The registration statement and its exhibits, as well as our other reports filed with the SEC, can be inspected and copied at the SEC's public reference room at 450 Fifth Street, N.W., Washington, D.C. 20549-1004. The public may obtain information about the operation of the public reference room by calling the SEC at 1-800-SEC-0330. In addition, the SEC maintains a web site at http://www.sec.gov which contains the Form S-1 and other reports, proxy and information statements and information regarding issuers that file electronically with the SEC.

                                     CHARDAN NORTH CHINA ACQUISITION CORPORATION
                                        (A CORPORATION IN THE DEVELOPMENT STAGE)

                          INDEX TO FINANCIAL STATEMENTS

Report of Independent Registered Public Accounting Firm                     F-2

Financial statements
    Balance Sheet                                                           F-3
    Statement of Operations                                                 F-4
    Statement of Stockholders' Equity                                       F-5
    Statement of Cash Flows                                                 F-6

Notes to Financial Statements                                        F-7 - F-11

             REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors
Chardan North China Acquisition Corporation

We have audited the accompanying balance sheet of Chardan North China Acquisition Corporation (formerly Chardan China Acquisition Corp. II) (a corporation in the development stage) as of April 30, 2005, and the related statements of operations, stockholders' equity and cash flows for the period from March 10, 2005 (inception) to April 30, 2005. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Chardan North China Acquisition Corporation as of April 30, 2005, and the results of its operations and its cash flows for the period from March 10, 2005 (inception) to April 30, 2005 in conformity with United States generally accepted accounting principles.


/s/ Goldstein Golub Kessler LLP

Goldstein Golub Kessler LLP
New York, New York


May 16, 2005, except for the first paragraph of Note 7, as to which the date is July 14, 2005, and the second paragraph of Note 7, as to which the date is July 22, 2005

                                     CHARDAN NORTH CHINA ACQUISITION CORPORATION
                                        (A CORPORATION IN THE DEVELOPMENT STAGE)

                                                                   BALANCE SHEET
================================================================================

                                                                  APRIL 30, 2005
--------------------------------------------------------------------------------

ASSETS

CURRENT ASSETS - CASH                                                 $  79,960

DEFERRED OFFERING COSTS                                                  25,000
--------------------------------------------------------------------------------
TOTAL ASSETS                                                          $ 104,960
================================================================================

LIABILITIES AND STOCKHOLDERS' EQUITY

CURRENT LIABILITIES:

ACCRUED EXPENSES                                                      $     900

NOTES PAYABLE, STOCKHOLDERS                                              80,000
--------------------------------------------------------------------------------

TOTAL LIABILITIES                                                        80,900
--------------------------------------------------------------------------------

COMMITMENT


STOCKHOLDERS' EQUITY
     Preferred stock, $.0001 par value
         Authorized 1,000,000 shares; none issued
     Common stock, $.0001 par value
         Authorized 20,000,000 shares
         Issued and outstanding 1,250,000 shares                            125
     Additional paid-in capital                                          24,875
     Deficit accumulated during the development stage                      (940)
--------------------------------------------------------------------------------


TOTAL STOCKHOLDERS' EQUITY                                               24,060
--------------------------------------------------------------------------------

TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY                            $ 104,960
================================================================================

                                              See Notes to Financial Statements.

                                     CHARDAN NORTH CHINA ACQUISITION CORPORATION
                                        (A CORPORATION IN THE DEVELOPMENT STAGE)

                                                         STATEMENT OF OPERATIONS
================================================================================

For the period from March 10, 2005 (inception) to April 30, 2005
--------------------------------------------------------------------------------

FORMATION AND OPERATING COSTS                                       $       940
--------------------------------------------------------------------------------

NET LOSS                                                            $      (940)
================================================================================


WEIGHTED AVERAGE SHARES OUTSTANDING                                   1,250,000
--------------------------------------------------------------------------------


NET LOSS PER SHARE                                                  $      0.00
--------------------------------------------------------------------------------

                                              See Notes to Financial Statements.

                                     CHARDAN NORTH CHINA ACQUISITION CORPORATION
                                        (A CORPORATION IN THE DEVELOPMENT STAGE)

                                               STATEMENT OF STOCKHOLDERS' EQUITY
================================================================================

For the period from March 10, 2005 (inception) to April 30, 2005


                                                                                                           Deficit
                                                                                                         Accumulated
                                                                Common Stock                             During the
                                                                ------------        Addition paid-in     Development   Stockholders'
                                                            Shares       Amount        capital             Stage          Equity
                                                          --------------------------------------------------------------------------
Common shares issued March 10, 2005 at $.025 per share    1,000,000    $     100      $  24,900           $      --     $  25,000
Effect of stock dividend (See Note 7)                       250,000           25            (25)                 --            --
Net Loss                                                         --           --             --                (940)         (940)
                                                          --------------------------------------------------------------------------

Balance at April 30, 2005                                 1,250,000          125      $  24,875           $    (940)    $  24,060
                                                          ==========================================================================


                                              See Notes to Financial Statements.

                                     CHARDAN NORTH CHINA ACQUISITION CORPORATION
                                        (A CORPORATION IN THE DEVELOPMENT STAGE)

                                                         STATEMENT OF CASH FLOWS
================================================================================

For the period from March 10, 2005 (inception) to April 30, 2005

CASH FLOW FROM OPERATING ACTIVITIES
     Net loss                                                          $   (940)
     Increase in accrued expenses                                           900
--------------------------------------------------------------------------------

NET CASH USED IN OPERATING ACTIVITIES                                       (40)
--------------------------------------------------------------------------------

CASH FLOWS FROM FINANCING ACTIVITIES
     Proceeds from note payable, stockholder                           $ 80,000
     Proceeds from sale of shares of common stock                        25,000
     Payments of deferred offering costs                                (25,000)
--------------------------------------------------------------------------------

NET CASH PROVIDED BY FINANCING ACTIVITIES                                80,000
--------------------------------------------------------------------------------

NET INCREASE IN CASH AND CASH AT END OF PERIOD                         $ 79,960
================================================================================

                                              See Notes to Financial Statements.

                                     CHARDAN NORTH CHINA ACQUISITION CORPORATION
                                        (A CORPORATION IN THE DEVELOPMENT STAGE)

                                                   NOTES TO FINANCIAL STATEMENTS
================================================================================

1.    ORGANIZATION,      Chardan North China Acquisition Corporation (formerly
      BUSINESS           Chardan China Acquisition Corp. II - see Note 7) (the
      OPERATIONS AND     "Company") was incorporated in Delaware on March 10,
      SIGNIFICANT        2005 as a blank check company whose objective is to
      ACCOUNTING         acquire an operating business that has its primary
      POLICIES           operating facilities located in the People's Republic
                         of China in any city or province north of the Yangtze
                         River.

                         At April 30, 2005, the Company had not yet commenced any operations. All activity through April 30, 2005 relates to the Company's formation and the proposed public offering described below. The Company has selected December 31 as its fiscal year-end.

                                     CHARDAN NORTH CHINA ACQUISITION CORPORATION
                                        (A CORPORATION IN THE DEVELOPMENT STAGE)

                                                   NOTES TO FINANCIAL STATEMENTS
================================================================================


                         The Company's ability to commence operations is contingent upon obtaining adequate financial resources through a proposed public offering ("Proposed Offering") which is discussed in Note 2. The Company's management has broad discretion with respect to the specific application of the net proceeds of this Proposed Offering, although substantially all of the net proceeds of this Proposed Offering are intended to be generally applied toward consummating a business combination with an operating business that has its primary operating facilities located in the People's Republic of China in any city or province north of the Yangtze River ("Business Combination"). Furthermore, there is no assurance that the Company will be able to successfully effect a Business Combination. Upon the closing of the Proposed Offering, at least $5.167 per unit sold in the Proposed Offering will be held in a trust account ("Trust Account") and invested in government securities until the earlier of (i) the consummation of a Business Combination and (ii) liquidation of the Company. The remaining net proceeds (not held in the Trust Account) may be used to pay for business, legal and accounting due diligence on prospective acquisitions and continuing general and administrative expenses. The Company, after signing a definitive agreement for the acquisition of a target business, will submit such transaction for stockholder approval. In the event that stockholders owning 20% or more of the shares sold in the Proposed Offering vote against the Business Combination and exercise their conversion rights described below, the Business Combination will not be consummated. All of the Company's stockholders prior to the Proposed Offering, including all of the officers and directors of the Company ("Initial Stockholders"), have agreed to vote their 1,250,000 founding shares of common stock in accordance with the vote of the majority in interest of all other stockholders of the Company ("Public Stockholders") with respect to any Business Combination. After consummation of a Business Combination, these voting safeguards will no longer be applicable.


                         With respect to a Business Combination which is approved and consummated, any Public Stockholder who voted against the Business Combination may demand that the Company convert his or her shares. The per share conversion price will equal the amount in the Trust Account, calculated as of two business days prior to the consummation of the proposed Business Combination, divided by the number of shares of common stock held by Public Stockholders at the consummation of the Proposed Offering. Accordingly, Public Stockholders holding 19.99% of the aggregate number of shares owned by all Public Stockholders may seek conversion of their shares in the event of a Business Combination. Such Public Stockholders are entitled to receive their per share interest in the Trust Account computed without regard to the shares held by Initial Stockholders.

                         The Company's Certificate of Incorporation provides for mandatory liquidation of the Company in the event that the Company does not consummate a Business Combination within 18 months from the date of the consummation of the Proposed Offering, or 24 months from the consummation of the Proposed Offering if certain extension criteria have been satisfied. In the event of liquidation, it is likely that the per share value of the residual assets remaining available for distribution (including Trust Fund assets) will be less than the initial public offering price per share in the Proposed Offering (assuming no value is attributed to the Warrants contained in the Units to be offered in the Proposed Offering discussed in Note 2).

                                     CHARDAN NORTH CHINA ACQUISITION CORPORATION
                                        (A CORPORATION IN THE DEVELOPMENT STAGE)

                                                   NOTES TO FINANCIAL STATEMENTS
================================================================================

                         Deferred income taxes are provided for the differences between the bases of assets and liabilities for financial reporting and income tax purposes. A valuation allowance is established when necessary to reduce deferred tax assets to the amount expected to be realized.

                         The Company recorded a deferred income tax asset for the tax effect of net operating loss carryforwards and temporary differences, aggregating approximately $300. In recognition of the uncertainty regarding the ultimate amount of income tax benefits to be derived, the Company has recorded a full valuation allowance at April 30, 2005.

                         The effective tax rate differs from the statutory rate of 34% due to the increase in the valuation allowance.

                         Loss per share is computed by dividing net loss by the weighted-average number of shares of common stock outstanding during the period.

                         The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities at the date of the financial statements and the reported amounts of expenses during the reporting period. Actual results could differ from those estimates.

                         Management does not believe that any recently issued, but not yet effective, accounting standards if currently adopted would have a material effect on the accompanying financial statements.

                                     CHARDAN NORTH CHINA ACQUISITION CORPORATION
                                        (A CORPORATION IN THE DEVELOPMENT STAGE)

                                                   NOTES TO FINANCIAL STATEMENTS
================================================================================


2.    PROPOSED           The Proposed Offering calls for the Company to offer
      PUBLIC OFFERING    for public sale up to 5,000,000 units ("Units").
                         Each Unit consists of one share of the Company's common stock, $.0001 par value, and two Redeemable
                         Common Stock Purchase Warrants ("Warrants").  Each
                         Warrant will entitle the holder to purchase from the Company one share of common stock at an exercise price of $5.00 commencing the later of the consummation of a Business Combination and one year from the effective date of the Proposed Offering and expiring four years from the effective date of the Proposed Offering. Except as set forth below in Note
                         5, the Warrants will be redeemable, at the Company's option, at a price of $.01 per Warrant upon 30 days' notice after the Warrants become exercisable, only in the event that the last sale price of the common stock is at least $8.50 per share for any 20 trading days within a 30 trading day period ending on the third day prior to the date on which notice of redemption is given. The Company will pay the underwriters in the Proposed Offering an underwriting discount of 8% of the gross proceeds of the Proposed
                         Offering and a non-accountable expense allowance of 1% of the gross proceeds of the Proposed Offering.
                         The Company will also issue an option, for $100, to the representative of the underwriters in the Proposed
                         Offering ("Representative") to purchase 250,000 Units contingent upon obtaining adequate financial intends to account for the fair value of the option, inclusive of the receipt of the $100 cash payment, as an expense of the public offering resulting in a charge directly to stockholders' equity. The Company estimates that the fair value of this option is approximately $550,000 ($2.20 per Unit) using a Black-Scholes option-pricing model. The fair value of the option granted to the Representative is estimated as of the date of grant using the following assumptions: (1) expected volatility of 44.5%, (2) risk-free interest rate of 3.8% and (3) expected life of 5 years. The option may be exercised for cash or on a "cashless" basis, at the holder's option, such that the holder may use the appreciated value of the option (the difference between the exercise prices of the option and the underlying warrants and the market price of the units and underlying securities) to exercise the option without the payment of any cash. The Warrants underlying such Units will be exercisable at $6.65 per share.


3.    DEFERRED OFFERING  Deferred offering costs consist principally of legal
      COSTS and underwriting fees incurred through the balance sheet date that are related to the Proposed Offering and that will be charged to capital upon the receipt of the capital raised.

4.    NOTES PAYABLE,     The Company issued unsecured promissory notes in
      STOCKHOLDERS       aggregate amount of $80,000 to two of its Initial
                         Stockholders, including one officer, on April 11, 2005. The notes are non-interest bearing and are payable on the earlier of April 11, 2006 or the consummation of the Proposed Offering. Due to the short-term nature of the notes, the fair value of the notes approximate their carrying amount.

5.    COMMITMENT         The Company presently occupies office space provided
                         by an affiliate of three Initial Stockholders. Such affiliate has agreed that, until the consummation of a Business Combination, it will make such office space, as well as certain office and secretarial services, available to the Company, as may be required by the Company from time to time. The
                         Company has agreed to pay such affiliate $7,500 per month for such services commencing on the effective date of the Proposed Offering.

                         Pursuant to letter agreements dated April 30, 2005 with the Company and the Representative, the Initial Stockholders have waived their right to receive distributions with respect to their founding shares upon the Company's liquidation.

                         The Company's directors and several individuals affiliated with companies they are associated with have agreed with the Representative that, after consummation of the Proposed Offering and within the first 40-trading day period after separate trading of the Warrants has commenced, they or certain of their affiliates or designees will collectively purchase up to 1,000,000 Warrants in the public marketplace at prices not to exceed $0.75 per Warrant. The Company has agreed that these Warrants shall not be redeemable by the Company as long as such Warrants continue to be held by such individuals or their affiliates.

                                     CHARDAN NORTH CHINA ACQUISITION CORPORATION
                                        (A CORPORATION IN THE DEVELOPMENT STAGE)

                                                   NOTES TO FINANCIAL STATEMENTS
================================================================================

                         The Initial Stockholders will be entitled to registration rights with respect to their founding shares pursuant to an agreement to be signed prior to or on the effective date of the Proposed Offering. The holders of the majority of these shares are entitled to make up to two demands that the Company register these shares at any time commencing three months prior to the third anniversary of the effective date of the Proposed Offering. In addition, the Initial Stockholders have certain "piggy-back" registration rights on registration statements filed subsequent to the third anniversary of the effective date of the Proposed Offering.

                         The Company has also agreed to pay the fees and issue the securities to the underwriters in the Proposed Offering as described above in Note 2.


6.    PREFERRED STOCK    The Company is authorized to issue 1,000,000 shares
                         of preferred stock with such designations, voting and other rights and preferences as may be determined from time to time by the Board of Directors.

7.    SUBSEQUENT EVENT   Effective July 14, 2005, the Company's Board of
                         Directors and Initial Stockholders authorized an amendment to the Company's Certificate of Incorporation to change the Company's name from Chardan China
                         Acquisition Corp. II to Chardan North China Acquisition
                         Corporation.


                         Effective July 22, 2005, the Company's Board of Directors authorized a stock dividend of 0.25 shares of common stock for each outstanding share of common stock. All references in the accompanying financial statements to the number of shares of common stock have been retroactively restated to reflect these transactions.

================================================================================

      Until _______________, 2005, all dealers that effect transactions in these securities, whether or not participating in this offering, may be required to deliver a prospectus. This is in addition to the dealers' obligation to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

      No dealer, salesperson or any other person is authorized to give any information or make any representations in connection with this offering other than those contained in this prospectus and, if given or made, the information or representations must not be relied upon as having been authorized by us. This prospectus does not constitute an offer to sell or a solicitation of an offer to buy any security other than the securities offered by this prospectus, or an offer to sell or a solicitation of an offer to buy any securities by anyone in any jurisdiction in which the offer or solicitation is not authorized or is unlawful.


                                   $30,000,000


                   CHARDAN NORTH CHINA ACQUISITION CORPORATION


                                 5,000,000 UNITS


                                   PROSPECTUS

                             EARLYBIRDCAPITAL, INC.

                               __________ __, 2005

================================================================================

                                     PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 13.  OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.

      The estimated expenses payable by us in connection with the offering described in this registration statement (other than the underwriting discount and commissions and the Representative's non-accountable expense allowance) will be as follows:


     Initial Trustees' fee.................................$      1,000.00(1)
     SEC Registration Fee..................................      11,440.45
     NASD filing fee.......................................      10,220.01
     Accounting fees and expenses..........................      25,000.00
     Printing and engraving expenses.......................      60,000.00
     Directors & Officers liability insurance premiums.....      80,000.00(2)
     Legal fees and expenses...............................     300,000.00
     Blue sky services and expenses........................      50,000.00
     Miscellaneous.........................................      42,339.54(3)
                                                           ----------------
                  Total....................................$    580,000.00


(1) In addition to the initial acceptance fee that is charged by Continental Stock Transfer & Trust Company, as trustee, the registrant will be required to pay to Continental Stock Transfer & Trust Company annual fees of $3,000 for acting as trustee, $4,800 for acting as transfer agent of the registrant's common stock, $2,400 for acting as warrant agent for the registrant's warrants and $1,800 for acting as escrow agent.

(2) This amount represents the approximate amount of Director and Officer liability insurance premiums the registrant anticipates paying following the consummation of its initial public offering and until it consummates a business combination.

(3) This amount represents additional expenses that may be incurred by the Company in connection with the offering over and above those specifically listed above, including distribution and mailing costs.

ITEM 14.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

      Our certificate of incorporation provides that all directors, officers, employees and agents of the registrant shall be entitled to be indemnified by us to the fullest extent permitted by Section 145 of the Delaware General Corporation Law.

      Section 145 of the Delaware General Corporation Law concerning indemnification of officers, directors, employees and agents is set forth below.

      "Section 145. Indemnification of officers, directors, employees and agents; insurance.

      (a) A corporation shall have power to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that the person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by the person in connection with such action, suit or proceeding if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe the person's conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which the person reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had reasonable cause to believe that the person's conduct was unlawful.

      (b) A corporation shall have power to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that the person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses (including attorneys' fees) actually and reasonably incurred by the person in connection with the defense or settlement of such action or suit if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation and except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper.

      (c) To the extent that a present or former director or officer of a corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in subsections (a) and (b) of this section, or in defense of any claim, issue or matter therein, such person shall be indemnified against expenses (including attorneys' fees) actually and reasonably incurred by such person in connection therewith.

      (d) Any indemnification under subsections (a) and (b) of this section (unless ordered by a court) shall be made by the corporation only as authorized in the specific case upon a determination that indemnification of the present or former director, officer, employee or agent is proper in the circumstances because the person has met the applicable standard of conduct set forth in subsections (a) and (b) of this section. Such determination shall be made, with respect to a person who is a director or officer at the time of such determination, (1) by a majority vote of the directors who are not parties to such action, suit or proceeding, even though less than a quorum, or (2) by a committee of such directors designated by majority vote of such directors, even though less than a quorum, or (3) if there are no such directors, or if such directors so direct, by independent legal counsel in a written opinion, or (4) by the stockholders.

      (e) Expenses (including attorneys' fees) incurred by an officer or director in defending any civil, criminal, administrative or investigative action, suit or proceeding may be paid by the corporation in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of such director or officer to repay such amount if it shall ultimately be determined that such person is not entitled to be indemnified by the corporation as authorized in this section. Such expenses (including attorneys' fees) incurred by former directors and officers or other employees and agents may be so paid upon such terms and conditions, if any, as the corporation deems appropriate.

      (f) The indemnification and advancement of expenses provided by, or granted pursuant to, the other subsections of this section shall not be deemed exclusive of any other rights to which those seeking indemnification or advancement of expenses may be entitled under any bylaw, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in such person's official capacity and as to action in another capacity while holding such office.

      (g) A corporation shall have power to purchase and maintain insurance on behalf of any person who is or was director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against such person and incurred by such person in any such capacity, or arising out of such person's status as such, whether or not the corporation would have the power to indemnify such person against such liability under this section.

      (h) For purposes of this section, references to "the corporation" shall include, in addition to the resulting corporation, any constituent corporation (including any constituent of a constituent) absorbed in a consolidation or merger which, if its separate existence had continued, would have had power and authority to indemnify its directors, officers, and employees or agents, so that any person who is or was a director, officer, employee or agent of such constituent corporation, or is or was serving at the request of such constituent corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, shall stand in the same position under this section with respect to the resulting or surviving corporation as such person would have with respect to such constituent corporation if its separate existence had continued.

      (i) For purposes of this section, references to "other enterprises" shall include employee benefit plans; references to "fines" shall include any excise taxes assessed on a person with respect to any employee benefit plan; and references to "serving at the request of the corporation" shall include any service as a director, officer, employee or agent of the corporation which imposes duties on, or involves services by, such director, officer, employee or agent with respect to an employee benefit plan, its participants or beneficiaries; and a person who acted in good faith and in a manner such person reasonably believed to be in the interest of the participants and beneficiaries of an employee benefit plan shall be deemed to have acted in a manner "not opposed to the best interests of the corporation" as referred to in this section.

      (j) The indemnification and advancement of expenses provided by, or granted pursuant to, this section shall, unless otherwise provided when authorized or ratified, continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such a person.

      (k) The Court of Chancery is hereby vested with exclusive jurisdiction to hear and determine all actions for advancement of expenses or indemnification brought under this section or under any bylaw, agreement, vote of stockholders or disinterested directors, or otherwise. The Court of Chancery may summarily determine a corporation's obligation to advance expenses (including attorneys' fees)."

      Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers, and controlling persons pursuant to the foregoing provisions, or otherwise, we have been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment of expenses incurred or paid by a director, officer or controlling person in a successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, we will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to the court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

      Paragraph B of Article Eighth of our certificate of incorporation provides:

      "The Corporation, to the full extent permitted by Section 145 of the GCL, as amended from time to time, shall indemnify all persons whom it may indemnify pursuant thereto. Expenses (including attorneys' fees) incurred by an officer or director in defending any civil, criminal, administrative, or investigative action, suit or proceeding for which such officer or director may be entitled to indemnification hereunder shall be paid by the Corporation in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of such director or officer to repay such amount if it shall ultimately be determined that he is not entitled to be indemnified by the Corporation as authorized hereby."

      Pursuant to the Underwriting Agreement filed as Exhibit 1.1 to this Registration Statement, we have agreed to indemnify the underwriters and the underwriters have agreed to indemnify us against certain civil liabilities that may be incurred in connection with this offering, including certain liabilities under the Securities Act.

ITEM 15.  RECENT SALES OF UNREGISTERED SECURITIES.

      (a) During the past three years, we sold the following shares of common stock without registration under the Securities Act:

        Stockholders                               Number of Shares
        ------------                               ----------------

        Li Zhang                                        120,810

        Kerry Propper                                   177,600

        Jiangnan Huang                                  120,810

        Chardan Capital Partners                        508,380

        SUJG, Inc.                                       72,400


      Such shares were issued on March 10, 2005 in connection with our organization pursuant to the exemption from registration contained in Section 4(2) of the Securities Act as they were sold to sophisticated, accredited, wealthy individuals. The shares issued to the individuals and entities above were sold for an aggregate offering price of $25,000 at a purchase price of approximately $0.025 per share. Effective July 22, 2005, our board of directors authorized a stock dividend of 0.25 shares of common stock for each outstanding share of common stock, effectively lowering the purchase price to $0.02 per share. No underwriting discounts or commissions were paid with respect to such sales.

ITEM 16.  EXHIBITS AND FINANCIAL STATEMENT SCHEDULES.

      (a) The following exhibits are filed as part of this Registration
Statement:

    Exhibit No.            Description
    -----------            -----------

         1.1      Form of Underwriting Agreement.


         1.2      Form of Selected Dealers Agreement.


         3.1      Certificate of Incorporation.*


         3.1.1    Certificate of Amendment to Certificate of Incorporation.*


         3.2      By-laws.*

         4.1      Specimen Unit Certificate.*

         4.2      Specimen Common Stock Certificate.*

         4.3      Specimen Warrant Certificate.*

         4.4      Form of Unit Purchase Option to be granted to Representative.*


         4.5 Form of Warrant Agreement between Continental Stock Transfer & Trust Company and the Registrant.

         5.1      Opinion of Graubard Miller.


         10.1 Letter Agreement among the Registrant, EarlyBirdCapital, Inc. and Dr. Richard D. Propper.*

         10.2 Letter Agreement among the Registrant, EarlyBirdCapital, Inc. and the Li Zhang.*

         10.3 Letter Agreement among the Registrant, EarlyBirdCapital, Inc. and Kerry Propper.*

         10.4 Letter Agreement among the Registrant, EarlyBirdCapital, Inc. and Jiangnan Huang.*

         10.5 Letter Agreement among the Registrant, EarlyBirdCapital, Inc. and Chardan Capital Partners.*

         10.6 Letter Agreement among the Registrant, EarlyBirdCapital, Inc. and SUJG, Inc.*

         10.7 Form of Investment Management Trust Agreement between Continental Stock Transfer & Trust Company and the Registrant.


         10.8 Form of Stock Escrow Agreement between the Registrant, Continental Stock Transfer & Trust Company and the Initial Stockholders.


         10.9 Form of Letter Agreement between Chardan Capital, LLC and Registrant regarding administrative support.*

         10.10 Form of Promissory Note, dated April 11, 2005, issued to each of Kerry Propper and Chardan Capital Partners.*

         10.11 Form of Registration Rights Agreement among the Registrant and the Initial Stockholders.*

         10.12    Form of Warrant Purchase Agreements.*

         23.1     Consent of Goldstein Golub Kessler LLP.


         23.2     Consent of Graubard Miller (included in Exhibit 5.1).


         24 Power of Attorney (included on signature page of this Registration Statement).*

* Previously filed.


ITEM 17.  UNDERTAKINGS.

      (a) The undersigned registrant hereby undertakes:

            (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

                  i. To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

                  ii. To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement.

                  iii. To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

            (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

            (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

      (b) The undersigned hereby undertakes to provide to the underwriter at the closing specified in the underwriting agreements, certificates in such denominations and registered in such names as required by the underwriter to permit prompt delivery to each purchaser.

      (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

      (d) The undersigned registrant hereby undertakes that:

            (1) For purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

            (2) For the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                                   SIGNATURES


      Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of San Diego, State of California, on the 27th day of July, 2005.


                                     CHARDAN NORTH CHINA ACQUISITION CORPORATION


                                     By: /s/ Li Zhang*
                                         --------------------------------
                                         Li Zhang
                                         Chief Executive Officer
                                         (Principal Executive Officer)


      Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Name                                Position                            Date
----                                --------                            ----


/s/ Dr. Richard D. Propper*   Chairman of the Board                July 27, 2005
--------------------------
Dr. Richard D. Propper


/s/ Li Zhang*                 Chief Executive Officer (Principal   July 27, 2005
------------                  executive officer) and Director
Li Zhang


/s/ Kerry Propper             Chief Financial Officer (Principal   July 27, 2005
-----------------             financial and accounting officer),
Kerry Propper                 Secretary and Director


/s/ Jiangnan Huang*           Executive Vice President and         July 27, 2005
------------------            Director
Jiangnan Huang


* By Kerry Propper, Power of Attorney